                                                                    Exhibit 10.1

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                               PENFORD CORPORATION

                                       AND

                              PENFORD PRODUCTS CO.
                                  AS BORROWERS

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                   AS LENDERS

                            THE BANK OF NOVA SCOTIA,
                      AS ADMINISTRATIVE LENDER AND L/C BANK

                          KEYBANK NATIONAL ASSOCIATION,
                              AS SYNDICATION LENDER

                         U.S. BANK NATIONAL ASSOCIATION,
                             AS DOCUMENTATION LENDER

                        TOTAL COMMITMENT -- $105,000,000



                                NOVEMBER 15, 2000

                                    CONTENTS

ARTICLE I.        DEFINITIONS..................................................1

        1.1       DEFINED

                  TERMS........................................................1

        1.2       ACCOUNTING AND FINANCIAL DETERMINATIONS.....................14

        1.3       HEADINGS....................................................15

        1.4       ADDITIONAL DEFINITION PROVISIONS............................15

ARTICLE II.       APPOINTMENT OF BORROWERS' AGENT; JOINT AND SEVERAL
                  LIABILITY...................................................15

        2.1       APPOINTMENT OF BORROWERS' AGENT.............................15

        2.2       AUTHORIZED REPRESENTATIVES..................................15

        2.3       JOINT AND SEVERAL LIABILITY; RIGHTS OF
                  CONTRIBUTION................................................16

ARTICLE III.      THE CREDITS.................................................18

        3.1       REVOLVING LOANS.............................................18

        3.2       TERM LOAN...................................................19

        3.3       LETTER OF CREDIT FACILITY...................................21

        3.4       INTEREST AND FEES...........................................23

        3.5       INTEREST OPTIONS............................................24

        3.6       OTHER PAYMENT TERMS.........................................24

        3.7       FUNDING.....................................................25

        3.8       PRO RATA TREATMENT..........................................26

        3.9       CHANGE OF CIRCUMSTANCES.....................................27

        3.10      TAXES ON PAYMENTS...........................................28

        3.11      FUNDING LOSS INDEMNIFICATION................................29

ARTICLE IV.       LOAN ADMINISTRATION.........................................29

        4.1       STATEMENTS..................................................29

        4.2       PAYMENTS....................................................30

ARTICLE V.        SECURITY....................................................30

        5.1       GRANT OF SECURITY INTEREST..................................30

        5.2       PERFECTION; DUTY OF CARE....................................30

        5.3       REAL ESTATE COLLATERAL......................................31

ARTICLE VI.       REPRESENTATIONS AND WARRANTIES..............................31

        6.1       LEGAL STATUS; SUBSIDIARIES..................................31

        6.2       DUE AUTHORIZATION; NO VIOLATION.............................32

        6.3       GOVERNMENT APPROVAL, REGULATION.............................32

        6.5       CORRECTNESS OF FINANCIAL STATEMENTS.........................32

        6.6       TAXES.......................................................33

        6.7       LITIGATION, LABOR CONTROVERSIES.............................33

        6.8       TITLE TO PROPERTY, LIENS....................................33

        6.9       ERISA.......................................................33

        6.10      OTHER OBLIGATIONS...........................................33

        6.11      ENVIRONMENTAL MATTERS.......................................33

        6.12      NO BURDENSOME RESTRICTIONS; NO DEFAULTS.....................34

        6.13      NO OTHER VENTURES...........................................34

        6.14      INSURANCE...................................................34

        6.15      FORCE MAJEURE...............................................34

        6.16      INTELLECTUAL PROPERTY.......................................34

        6.17      CERTAIN INDEBTEDNESS........................................35

        6.18      SOLVENCY....................................................35

        6.19      CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS..................35

        6.20      FISCAL YEAR.................................................35

        6.21      COMPLIANCE WITH LAW.........................................35

        6.22      NO SUBORDINATION............................................36

        6.23      TRUTH, ACCURACY OF INFORMATION..............................36

        6.24      EXCLUDED PATENTS............................................36

ARTICLE VII.      CONDITIONS..................................................36

        7.1       CONDITIONS OF INITIAL EXTENSION OF CREDIT...................36

        7.2       CONDITIONS OF EACH EXTENSION OF CREDIT......................37

ARTICLE VIII.     AFFIRMATIVE COVENANTS.......................................38

        8.1       PAYMENTS....................................................38

        8.2       ACCOUNTING RECORDS..........................................38

        8.3       INFORMATION AND REPORTS.....................................38

        8.4       COMPLIANCE..................................................39

        8.5       INSURANCE...................................................40

        8.6       FACILITIES..................................................40

        8.7       TAXES AND OTHER LIABILITIES.................................40

        8.8       LITIGATION..................................................41

        8.9       NOTICE TO ADMINISTRATIVE LENDER.............................41

        8.10      CONDUCT OF BUSINESS.........................................41

        8.11      PRESERVATION OF CORPORATE EXISTENCE, ETC....................42

        8.12      ACCESS......................................................42

        8.13      PERFORMANCE AND COMPLIANCE WITH OTHER COVENANTS.............42

        8.14      FISCAL YEAR; ACCOUNTING PRACTICES...........................43

        8.15      ENVIRONMENTAL...............................................43

        8.16      LIENS.......................................................43

        8.17      FUTURE SUBSIDIARIES.........................................43

        8.18      USE OF PROCEEDS.............................................43

        8.19      FURTHER ASSURANCES..........................................43

ARTICLE IX.       NEGATIVE COVENANTS..........................................44

        9.1       LIENS.......................................................44

        9.2       INDEBTEDNESS................................................44

        9.3       RESTRICTED PAYMENTS, REDEMPTIONS............................45

        9.4       MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC...............45

        9.5       INVESTMENTS.................................................46

        9.6       CHANGE IN NATURE OF BUSINESS................................46

        9.7       PLANS.......................................................46

        9.8       CANCELLATION OF INDEBTEDNESS OWED TO IT.....................47

        9.9       MARGIN REGULATIONS..........................................47

        9.10      ENVIRONMENTAL...............................................47

        9.11      TRANSACTIONS WITH AFFILIATES................................47

        9.12      NEW COLLATERAL LOCATION; NAME CHANGE........................47

        9.13      NO SPECULATIVE TRANSACTIONS.................................47

ARTICLE X.        FINANCIAL COVENANTS.........................................48

        10.1      LEVERAGE RATIO..............................................48

        10.2      INTEREST COVERAGE RATIO.....................................48

        10.3      FIXED CHARGE COVERAGE RATIO.................................48

        10.4      TANGIBLE NET WORTH..........................................48

        10.5      CAPITAL EXPENDITURES........................................48

ARTICLE XI.       EVENTS OF DEFAULT...........................................49

        11.1      EVENTS OF DEFAULT...........................................49

        11.2      REMEDIES....................................................51

        11.3      ADMINISTRATIVE LENDER AS BORROWERS' ATTORNEY................53

ARTICLE XII.      ADMINISTRATIVE LENDER.......................................54

ARTICLE XIII.     MISCELLANEOUS...............................................54

        13.1      NOTICES.....................................................54

        13.2      COSTS, EXPENSES, ATTORNEYS' FEES............................54

        13.3      INDEMNIFICATION.............................................55

        13.4      WAIVERS, AMENDMENTS.........................................56

        13.5      SUCCESSORS AND ASSIGNS......................................56

        13.6      SETOFF......................................................58

        13.7      NO WAIVER; CUMULATIVE REMEDIES..............................59

        13.8      ENTIRE AGREEMENT............................................59

        13.9      NO THIRD PARTY BENEFICIARIES................................59

        13.10     TIME........................................................59

        13.11     SEVERABILITY OF PROVISIONS..................................59

        13.12     GOVERNING LAW...............................................59

        13.13     SUBMISSION TO JURISDICTION..................................59

        13.14     WAIVER OF JURY TRIAL........................................60

        13.15     COUNTERPARTS................................................60

        13.16     CONFIDENTIALITY.............................................60

        13.17     OTHER TRANSACTIONS..........................................61

        13.18     WASHINGTON STATUTORY NOTICE.................................61

                                    SCHEDULES

I       Lenders
II      Disclosure Schedule
III     Pricing Schedule

                                    EXHIBITS

A       Note Forms
B       Notice of Authorized Representatives
C       Notice of Borrowing
D       Notice of Conversion or Continuation
E       Form of Officer's Certificate
F       List of Excluded Patents
G       Form of Letter of Credit

                      AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of November 15, 2000 by and among PENFORD CORPORATION, a Washington corporation, and PENFORD PRODUCTS CO., a Delaware corporation, (each individually referred to as "Borrower" and both collectively referred to as "Borrowers"), each of the financial institutions from time to time listed on Schedule I attached hereto, as amended from time to time, and THE BANK OF NOVA SCOTIA ("Scotiabank"), as the administrator for Lenders (in such capacity, "Administrative Lender").

                                    RECITALS

        Borrowers, Administrative Lender and Lenders are parties to that certain Credit Agreement dated September 26, 2000 (as amended by that certain First Amendment to Credit Agreement dated as of October 27, 2000, the "Existing Credit Agreement"). The parties desire to make certain changes to the Existing Credit Agreement and have decided, for ease of reference, to amend and restate the Existing Credit Agreement in its entirety.

        NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Administrative Lender, Lenders and Borrowers hereby agree as follows:

ARTICLE I. DEFINITIONS

        1.1       DEFINED TERMS

        All terms defined above shall have the meanings set forth above. The following terms shall have the meanings set forth below (with all such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "ACCOUNTS" means (i) all "accounts" as defined in the Code and (ii) all presently existing and hereafter arising rights to payment of a monetary obligation, whether or not earned by performance.

        "ADMINISTRATIVE LENDER'S OFFICE" means (i) initially, Administrative Lender's office designated as such in Schedule I hereto, and (ii) subsequently, such other office designated as such, from time to time, in writing by Administrative Lender to Lenders and Borrowers' Agent.

        "AFFILIATE" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power: (a) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "AGREEMENT" means this Amended and Restated Credit Agreement as amended, modified or supplemented from time to time.

        "APPLICABLE LENDING OFFICE" means, with respect to each Lender, (i) initially, its office designated as such in Schedule I hereto, and (ii) subsequently, such other office designated as such from time to time in writing by such Lender to Administrative Lender.

        "APPLICABLE RATE" means, at any date, the lesser of (a) the Highest Lawful Rate or (b) the following: (i) with respect to each Base Rate Loan, a per annum rate equal to the sum of the Alternate Base Rate in effect on such date and the applicable Base Rate Margin; and (ii) with respect to each LIBOR Loan, a per annum rate equal to the sum of (x) LIBOR in effect on the first day of the Fixed Rate Term for such Loan plus (y) the applicable LIBOR Margin in effect on the second Business Day before the first day of such Fixed Rate Term.

        "ALTERNATE BASE RATE" means, for any day, an interest rate per annum equal to the higher of (a) the rate of interest most recently announced by Scotiabank at its Applicable Lending Office as its base rate for U.S. Dollar loans and (b) the Federal Funds Rate plus 50 basis points. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Scotiabank in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.

        "ANZ" means Australia and New Zealand Banking Group Limited ACN 005 357 522.

        "AUSTRALIAN FACILITIES" means (a) the credit facility provided for in that certain Syndicated Facility Agreement dated November 15, 2000 among Penford Australia, ANZ and certain other lenders named therein and in the "Financing Documents" (as defined in said Syndicated Facility Agreement), as said Syndicated Facility Agreement and each such Financing Document may be amended, modified or supplemented from time to time, and (b) the credit facility provided for in that certain Debenture Trust Deed dated November 15, 2000 between Penford Holdings and ANZ Capel Court Limited ACN 004 768 807 and in the "Transaction Documents" (as defined in said Debenture Trust Deed), as said Debenture Trust Deed and each such Transaction Document may be amended, modified or supplemented from time to time.

        "AUTHORIZED REPRESENTATIVE" means a person designated as such by Borrowers' Agent in a Notice of Authorized Representatives delivered to Administrative Lender.

        "AVAILABLE CREDIT" means, at any time, the amount by which the total of the Revolving Loan Commitments is greater than the total of the outstanding principal amount of the Revolving Loans.

        "BANKRUPTCY CODE" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

        "BASE RATE LOAN" means any Loan that bears interest at a fluctuating rate determined by reference to the Alternate Base Rate.

        "BASE RATE MARGIN" means the number of basis points determined in accordance with Schedule III.

        "BORROWERS' AGENT" means Parent in its capacity as agent for each Borrower.

        "BUSINESS DAY" means (a) any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in Portland, Oregon, New York, New York, Seattle, Washington or Atlanta, Georgia and (b) with respect to all notices, determinations, fundings and payments in connection with any LIBOR interest selection or LIBOR Loan, any day on which dealings in U.S. Dollars are carried on in the London interbank market.

        "CASH EQUIVALENT INVESTMENT" means, at any time: (a) any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States government; (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or (ii) any Lender (or its holding company); (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender; or (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

        "CHANGE IN CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of one-third or more of the outstanding shares of voting stock of Borrower.

        "CHANGE OF LAW" means the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any

Governmental Rule by any Governmental Authority, or compliance by any Lender (or any entity controlling a Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority.

        "CLOSING DATE" means November 15, 2000.

        "CODE" means the Uniform Commercial Code of the State of Washington, as amended from time to time (including, without limitation, amendments to defined terms).

        "COLLATERAL" means all of Borrowers' assets, including, without limitation, (a) all Accounts, Rights to Payment, General Intangibles, Records, goods, fixtures, inventory, equipment, money, letter of credit rights, supporting obligations, instruments, chattel paper, deposit accounts, documents, investment property and commercial tort claims; (b) all products, proceeds, rents and profits of the foregoing; and (c) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights, but excluding (i) all outstanding shares of capital stock of Penford Products Co. and Penford Holdings and (ii) the Excluded Patents.

        "COMMITMENTS" means, with respect to a Lender, such Lender's Revolving Loan Commitment, L/C Commitment and Term Loan Commitment.

        "COMMODITY CONTRACTS" means commodity options, futures, swaps, and other similar agreements and arrangements designed to provide protection against fluctuations in commodity prices.

        "CONTAMINANT" means any pollutant, hazardous substance, toxic substance, hazardous waste or other substance regulated or forming the basis of liability under any Environmental Law.

        "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or contractual obligation of a partnership or joint venture of which such Person is a general partner or joint venturer or with respect to any Indebtedness or contractual obligation of another Person, if the purpose or intent of such Person in incurring such liability is to provide assurance to the obligee of such Indebtedness or contractual obligation that such Indebtedness or contractual obligation will be paid or discharged, or that any agreement entered into by such other Person relating to such Indebtedness or contractual obligation will be complied with, or that any holder of such Indebtedness or contractual obligation will be protected against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or
(v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement or liability described under subclauses (i) through (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the lesser of (A) the amount payable under such Contingent Obligation (if quantifiable) or
(B) the portion of the obligation so guaranteed or otherwise supported.

        "DEBT" means, without duplication, (a) all obligations of Parent or any Subsidiary for borrowed money and all obligations of Parent or any Subsidiary evidenced by bonds, debentures, notes, bills or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of Parent or any Subsidiary; (c) all obligations of Parent or any Subsidiary as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases or are synthetic leases, tax retention operating leases or financing leases; (d) whether or not so included as liabilities in accordance with GAAP, all obligations of Parent or any Subsidiary to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by Parent or any Subsidiary (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by Parent or any Subsidiary or is limited in recourse; and (e) all Contingent Liabilities of Parent or any Subsidiary in respect of any of the foregoing.

        "DEFAULT" means (i) an Event of Default, (ii) an event or condition that with the giving of notice or the passage of time, or both, would constitute an Event of Default, or (iii) the filing against Borrower of a petition commencing an involuntary case under the Bankruptcy Code.

        "DISCLOSURE SCHEDULE" means Schedule II attached hereto.

        "EBITDA" means, as of the end of a fiscal quarter, Parent's consolidated net income after taxes for the twelve months ending with such quarter plus (A) the sum of the amounts for such twelve month period included in determining such net income of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, and (v) extraordinary non-cash losses and charges and other non-recurring non-cash losses and charges; less (B) gains on sales of assets (excluding sales of inventory in the ordinary course of business) and other extraordinary non-cash gains for such twelve month period; provided, however, that until the fiscal quarter ending August 31, 2001, all computations described above based on a twelve month period shall be determined on an annualized basis based on results for the period from September 1, 2000 through the end of the quarter as of which the determination is made.

        "EBITDAR" means, as of the end of a fiscal quarter, the sum of EBITDA plus Rental Expense.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

        "ENVIRONMENTAL LAW" means all applicable federal, state and local laws, statutes, ordinances and regulations, and any applicable judicial or administrative interpretation, order, consent decree or judgment, relating to the regulation and protection of the environment. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.), and their state and local counterparts or equivalents and any applicable transfer of ownership notification or approval statutes.

        "ENVIRONMENTAL LIABILITIES AND COSTS" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any violation or alleged violation of an Environmental Law or a Permit, or a Release or threatened Release.

        "EVENT OF DEFAULT" has the meaning set forth in Section 11.1.

        "EXCESS CASH FLOW" means, with respect to any fiscal year of Parent, EBITDA for such year, minus (A) cash interest expense paid during such year, (B) cash taxes paid during such year, (C) capital expenditures made during such year permitted under Section 10.5 and not financed with Debt (other than Loans), (D) cash payments during such year of amounts described in Section 9.3 and permitted by Section 9.3, (E) payments made during such year under Section 3.2(b)(ii) and
(F) if during such year Borrowers take action under Section 3.1(e), the amount by which the Revolving Loan Commitment on the last day of such year (after being reduced by such action) is less than the peak outstanding principal balance of the Revolving Loans during such year.

        "EXCLUDED PATENTS" means the patents and patent applications listed on Exhibit F.

        "FEDERAL FUNDS RATE" means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate quoted to Administrative Lender on such day by three Federal funds brokers of recognized standing selected by Administrative Lender).

        "FIXED CHARGE COVERAGE RATIO" means, as of the end of a fiscal quarter, the ratio of (i) EBITDAR, less the sum of the following for the twelve month period ending with such quarter (or annualized in the manner described in the definition of EBITDA): all expenses of Parent and the Subsidiaries during such period which were permitted under Sections 9.3 and 10.5 and less cash taxes paid by Parent and the Subsidiaries for the twelve month period ending with such quarter (or annualized in the manner described in the definition of EBITDA) to
(ii) the sum of Interest Expense, Rental Expense and scheduled principal payments of Debt for the twelve month period ending with such quarter (or annualized in the manner described in the definition of EBITDA).

        "FIXED RATE TERM" means a period of one, two, three or six months, as designated by Borrowers' Agent, during which a Loan bears interest determined in relation to LIBOR; provided, however, that no Fixed Rate Term for a Revolving Loan may extend beyond the Revolver Maturity Date, no Fixed Rate Term for any Term Loan may extend beyond the Maturity Date, and if the last day of a Fixed Rate Term is not a Business Day, such term shall be extended to the next succeeding Business Day, or if the next succeeding Business Day falls in another calendar month, such term shall end on the next preceding Business Day.

        "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

        "GENERAL INTANGIBLES" means (i) all "general intangibles" as defined in the Code and (ii) all tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action, causes of action and other claims, judgments in favor of Borrower, leasehold interests in equipment, software and payment intangibles.

        "GOOD FAITH" means honesty in fact in the conduct or transaction concerned, without regard to whether standards that might be deemed commercially reasonable have been observed.

        "GOVERNMENTAL AUTHORITY" means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

        "GOVERNMENTAL RULE" means any applicable law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

        "HIGHEST LAWFUL RATE" means, at the particular time in question, the maximum rate of interest which, under applicable law, Lenders are then permitted to charge Borrowers on the applicable Loan, and if the maximum rate changes at any time, the Highest Lawful Rate shall increase or decrease, as the case may be, as of the effective time of each such change, without notice to Borrowers.

        "INDEBTEDNESS" of any Person means, without duplication, (a) all liabilities of such Person as determined in accordance with GAAP, (b) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (c) all lease obligations of such Person (including, without limitation, operating leases, capital leases, synthetic leases, tax retention operating leases, and financing leases), (d) all Contingent Obligations of such Person, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person with a mandatory repurchase or redemption date of less than ten years from the date of issuance thereof, (f) all obligations secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (g) all liabilities of such Person in connection with the failure to make when due any contribution or payment pursuant to or under any Plan and (h) net liabilities of such Person under all Commodity Contracts, Interest Rate Contracts and Rate Protection Agreements. For purposes of determining the amount of Indebtedness in a circumstance when the creditor has recourse only to specified assets, the amount shall be the lesser of (i) the amount of such obligation or (ii) the fair market value of such assets.

        "INDEMNITEES" has the meaning set forth in Section 13.3.

        "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 13.3.

        "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement of even date herewith among Lenders and ANZ, as amended, modified or supplemented from time to time.

        "INTEREST COVERAGE RATIO" means, as of the end of a fiscal quarter, the ratio of (i) EBITDAR to (ii) the sum of Rental Expense plus Interest Expense.

        "INTEREST EXPENSE" means, as of the end of a fiscal quarter, Parent's consolidated cash interest expense for the twelve months ending with such quarter; provided, however, that until the end of the fiscal quarter ending August 31, 2001, interest expense shall be determined on an annualized basis based on cash interest expense for the period from September 1, 2000 through the end of the quarter as of which the determination is made.

        "INTEREST RATE CONTRACTS" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

        "INVESTMENT" means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (b) any Contingent Obligation of such Person; and (c) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

        "L/C BANK" means Scotiabank.

        "L/C COMMITMENT" means, as to any Lender, the obligation of such Lender to make the payments required under Section 3.3(g) in an aggregate principal amount at any one time outstanding not to exceed the L/C Commitment amount set opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted pursuant to Section 13.5(c).

        "LENDERS" means, collectively, each of the financial institutions from time to time listed on Schedule I and L/C Bank, and "LENDER" means any one of the Lenders.

        "LETTER OF CREDIT" means a standby letter of credit issued by L/C Bank for the benefit of ANZ having substantially the same terms as the draft letter of credit attached hereto as Exhibit G.

        "LETTER OF CREDIT AGREEMENT" means L/C Bank's standard letter of credit application and documentation modified to such extent, if any, as L/C Bank deems necessary.

        "LETTER OF CREDIT OBLIGATIONS" means, at any time, all liabilities at such time of Borrowers to L/C Bank with respect to Letters of Credit, whether or not any such liability is contingent.

        "LEVERAGE RATIO" means, as of the end of a fiscal quarter, the ratio of
(i) Debt as of the end of such quarter to (ii) EBITDA.

        "LIBOR" means, for each Fixed Rate Term, the rate per annum (rounded upward if necessary to the nearest whole 1/16 of 1%) and determined pursuant to the following formula:

        LIBOR =                               Base LIBOR
                                 -------------------------------
                                 100% - LIBOR Reserve Percentage

As used herein, (a) "Base LIBOR" means the average of the rates per annum at which U.S. Dollar deposits are offered to Scotiabank in the London interbank eurocurrency market on the second Business Day prior to the commencement of a Fixed Rate Term at or about 11:00 A.M. (London time), for delivery on the first day of such Fixed Rate Term, for a term comparable to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term shall apply, and (b) "LIBOR Reserve Percentage" means, for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System.

        "LIBOR LOAN" means any Loan that bears interest with reference to LIBOR.

        "LIBOR MARGIN" means the number of basis points determined in accordance with Schedule III.

        "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement or the interest of a lessor under a capital lease, synthetic lease, tax retention operating lease, financing lease or any lease having substantially the same economic effect as a conditional sale, title retention agreement or similar arrangement.

        "LOAN" means an advance made by a Lender pursuant to any of Sections 3.1, 3.2 or 3.3(g).

        "LOAN DOCUMENTS" means this Agreement, the Notes, each Letter of Credit Agreement, each Rate Protection Agreement and each other agreement, note, deed of trust, mortgage, notice, document, contract or instrument to which Borrower now or hereafter is a party and that is required by Lender in connection with the Obligations.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of Borrower, (b) the ability of Borrower to perform its obligations under the Loan Documents, or (c) the rights and remedies of any Lender or Administrative Lender under the Loan Documents.

        "MATURITY DATE" means the earlier of October 31, 2005 or the due date determined pursuant to Section 11.2.

        "NOTE" means a promissory note executed by Borrowers in favor of a Lender evidencing Loans, substantially in one of the forms attached as Exhibit A hereto.

        "NOTICE OF AUTHORIZED REPRESENTATIVES" has the meaning set forth in
Section 2.2.

        "NOTICE OF BORROWING" has the meaning set forth in Section 3.1(c).

        "NOTICE OF CONVERSION OR CONTINUATION" has the meaning set forth in
Section 3.5(c).

        "OBLIGATIONS" means all of Borrowers' obligations under the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all interest that accrues after the commencement of any case or proceeding by or against Borrower under the Bankruptcy Code, whether or not allowed in such case or proceeding, and the obligations of Borrowers to Scotiabank under that certain $5,000,000 Demand Promissory Note dated November 15, 2000, as amended, modified, restated or supplemented from time to time.

        "OBLIGOR" means any of Borrower or any other Person (other than Administrative Lender or any Lender) obligated under, or otherwise a party to, any Loan Document.

        "ORGANIC DOCUMENTS" means, relative to any Obligor, as applicable, its certificate or articles of incorporation, its by-laws, its partnership agreement, its certificate of partnership, and all shareholder agreements, voting trusts and similar arrangements applicable to any of the authorized shares of capital stock or partnership interests of such Obligor.

        "PARENT" means Penford Corporation, a Washington corporation.

        "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA.

        "PENFORD AUSTRALIA" means Penford Australia Limited ACN 003 780 229.

        "PENFORD HOLDINGS" means Penford Holdings Pty. Ltd. ACN 094 279 339.

        "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Governmental Rule.

        "PERMITTED LIENS" means (a) Liens arising by operation of law for taxes, assessments or governmental charges not yet due; (b) statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers, and other similar persons for services or materials arising in the ordinary course of business for which payment is not yet due; (c) nonconsensual Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (d) Liens for taxes or statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers and other similar persons for services or materials that are due but are being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted and for which reserves satisfactory to Administrative Lender have been established; (e) Liens listed on the Disclosure Schedule and any replacement Lien for such Liens to the extent the Indebtedness secured thereby is refinanced or otherwise replaced as contemplated by Section 9.2(c); (f) Liens granted in the Loan Documents; (g) zoning restrictions, easements, rights of way, survey exceptions, encroachments, covenants, licenses, reservations, leasehold interests, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of Borrower or impair, in any material manner, the use of such property for the purposes for which such property is held by Borrower; (h) the interests of lessors or lessees of property leased pursuant to leases permitted hereunder; (i) Liens of a depository institution arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff, or similar rights and remedies as to deposit accounts or other funds maintained with such institution, provided that (X) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by any Government Authority, and
(Y) such deposit account is not intended by Borrower to provide collateral to the depository institution; (j) judgment Liens to the extent the existence of such Liens is not an Event of Default under Section 11.1(g); and (k) purchase money Liens upon or in any property of Borrower and used by Borrower in the ordinary course of business and Liens to secure capital leases if, in each case, the incurrence of such Indebtedness is permitted by Section 9.2; provided, however, that: (X) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including, without limitation, the cost of construction and the reasonable fees and expenses relating to such Indebtedness) of the property subject thereto, (Y) the principal amount of the Indebtedness secured by such Lien does not exceed such cost, and (Z) such Lien does not extend to or cover any other property other than such item of property, any improvements on such item, and the proceeds from the disposition of such items.

        "PERSON" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

        "PLAN" means an employee benefit plan, as defined in Section 3(3) of ERISA, which Parent or any Subsidiary maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

        "RATABLE PORTION" or "RATABLY" means, with respect to any Lender, the quotient obtained by dividing (i) the total of such Lender's Commitments by (ii) the Total Commitments, and at all times when the Total Commitments are zero, means, with respect to any Lender, the quotient obtained by dividing item (i) by item (ii) immediately before the Total Commitments became zero.

        "RATE PROTECTION AGREEMENT" means any Interest Rate Contract, Commodity Contract or foreign exchange agreement entered into by Borrower in which the counterparty is a Lender.

        "RECORDS" means all of Borrowers' present and future records and books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files, electronically stored data and other data, together with the tapes, disks, diskettes, drives and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other Person).

        "RELEASE" means, as to any Person, any unpermitted spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment and any "release" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.).

        "REMEDIAL ACTION" means all actions required to clean up, remove, prevent or minimize a Release or threat of Release or to perform pre-remedial studies and investigations and post-remedial monitoring and care.

        "RENTAL EXPENSE" means, as of the end of a fiscal quarter, Parent's consolidated rental expense for the twelve months ending with such quarter.

        "REQUIRED LENDERS" shall have the meaning attributed to such term in the Intercreditor Agreement.

        "REVOLVER MATURITY DATE" means the earlier of October 31, 2003 or the due date pursuant to Section 11.2.

        "REVOLVING LOAN" means a Loan made by a Lender pursuant to Section 3.1.

        "REVOLVING LOAN COMMITMENT" means, as to any Lender, the obligation of such Lender to advance credit under Section 3.1 in an aggregate principal amount at any one time outstanding not to exceed the Revolving Loan Commitment amount set opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted pursuant to Section 13.5(c).

        "RIGHTS TO PAYMENT" means all Accounts, General Intangibles (except Excluded Patents), contract rights, chattel paper, documents, instruments, letters of credit, bankers acceptances and guaranties, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, and shall include without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors, moneys, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Administrative Lender, any Lender or any of their Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise.

        "STOCK" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or other entity, whether voting or nonvoting, and includes, without limitation, common stock and preferred stock.

        "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

        "SUBSIDIARY" means any Person required by GAAP to be included in the consolidated financial reporting of Parent.

        "TANGIBLE NET WORTH" means the total of Parent's shareholders' equity, plus Debt subordinated in writing to the Obligations on terms acceptable to Administrative Lender in favor of the prior payment in full in cash of the Obligations, less consolidated intangible assets.

        "TERM LOAN" means a Loan made by a Lender pursuant to Section 3.2.

        "TERM LOAN COMMITMENT" means, as to any Lender, the obligation of such Lender to advance credit under Section 3.2 in an aggregate principal amount at any one time outstanding not to exceed the Term Loan Commitment amount set opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted pursuant to Section 13.5(c).

        "TRANCHE" means a collective reference to LIBOR Loans which have identical Fixed Rate Terms that begin on the same date and end on the same later date.

        "TOTAL COMMITMENTS" means the total of all Commitments of all Lenders.

        "U.S. SUBSIDIARY" means a Subsidiary having its principal place of business in the United States.

        1.2       ACCOUNTING AND FINANCIAL DETERMINATIONS

        Any accounting term used in this Agreement that is not specifically defined herein shall have the meaning customarily given to it under GAAP, and all accounting determinations and computations under any Loan Document shall be made, and all financial statements required to be delivered under any Loan Document shall be prepared, in accordance with GAAP applied in the preparation of the financial statements referred to in Section 6.5.

        1.3       HEADINGS

        Headings in this Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

        1.4       ADDITIONAL DEFINITION PROVISIONS

        Whenever the terms "herein," "hereof," "hereto," "hereunder," "therein," "thereof," "thereto," "thereunder," and similar terms contained in this Agreement or any Loan Document refer to this Agreement or other Loan Document, such terms refer to the whole of this Agreement or other Loan Document and not to any particular section, paragraph or provision. All other terms contained in this Agreement that are not defined herein shall, unless the context indicates otherwise, have the meanings provided in the Code to the extent such terms are defined therein.

ARTICLE II.       APPOINTMENT OF BORROWERS' AGENT; JOINT AND SEVERAL LIABILITY

        2.1       APPOINTMENT OF BORROWERS' AGENT

        In order to facilitate and insure prompt and accurate communication among Borrowers and Lenders and to insure the efficient and effective distribution of proceeds of the Loans, each Borrower hereby appoints Parent as its agent to perform the functions of Borrowers' Agent under the Loan Documents, to take such actions and make such elections on such Borrower's behalf as are delegated to Borrowers' Agent in the Loan Documents and for the following purposes: (i) communicating to and receiving communications from Administrative Lender and Lenders; (ii) receiving all proceeds of the Loans and making all decisions regarding the distribution of such proceeds among Borrowers as Borrowers' Agent, in the sole exercise of its discretion, deems fair and appropriate; and (iii) making all decisions and elections with respect to requests for advances of credit and election of interest options.

        2.2       AUTHORIZED REPRESENTATIVES

        On the Closing Date, and from time to time subsequent thereto at Borrowers' Agent's option, Borrowers' Agent shall deliver to Administrative Lender a notice in the form of Exhibit B attached hereto, which designates by name one or more Authorized Representatives and includes each of their respective specimen signatures (each, a "Notice of Authorized Representatives"). Administrative Lender shall be entitled to rely conclusively on the authority of each person designated as an Authorized Representative in the most current Notice of Authorized Representatives delivered by Borrowers' Agent to Administrative Lender, to request borrowings, to select interest rate options hereunder, and to give to Administrative Lender such other notices as are specified herein as being made through an Authorized Representative, until such time as Borrowers' Agent has delivered to Administrative Lender, and Administrative Lender has actual receipt of, a new Notice of Authorized Representatives. Administrative Lender shall have no duty or obligation to Borrowers to verify the authenticity of any signature appearing on any Notice of Borrowing, Notice of Conversion or Continuation or any other notice from an Authorized Representative or to verify the authenticity of any person purporting to be an Authorized Representative giving any telephonic notice permitted hereby.

        2.3    JOINT AND SEVERAL LIABILITY; RIGHTS OF CONTRIBUTION

        (a) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Lenders hereunder and a desire of Borrowers that each Borrower execute and deliver to Lenders this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of the credit contemplated by this Agreement.

        (b) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Lenders for the full and prompt payment of the Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms of the Loan Documents; (ii) agrees to fully and promptly perform all of its obligations under the Loan Documents with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Lenders on demand for and against any loss incurred by Lenders (other than a loss arising from Lenders' willful misconduct or gross negligence) as a result of any of the obligations of any one or more of Borrowers under the Loan Documents being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Lenders or any other Person, the amount of such loss being the amount which Lenders would otherwise have been entitled to recover from any one or more of Borrowers. Each Borrower hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower with respect to the payment and performance of all of the Obligations. If and to the extent that any Borrower fails to make any payment with respect to the Obligations as and when due or to perform any of its obligations in accordance with the terms of the Loan Documents, then in each such event the other Borrowers will make such payment with respect to, or perform, such obligations.

        (c) The joint and several liability of each Borrower for the Obligations shall be absolute and unconditional irrespective of and shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations. Without limiting the generality of the foregoing, the obligations of each Borrower shall not be discharged or impaired or otherwise affected by:

               (i) any change in the manner, place or terms of payment or performance and/or any change or extension of the time of payment or performance of, renewal or alteration of, any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from any Loan Document, including any increase in the Obligations resulting from the extension of additional credit to any Borrower;

               (ii) any sale, exchange, release, surrender, realization upon any property at any time pledged or mortgaged to secure any of the Obligations, and/or any offset against, or failure to perfect, or continue the perfection of, any lien in any such property, or delay in the perfection of any such lien, or any amendment or waiver of or consent to departure from any other guaranty for any of the Obligations;

               (iii) the failure of Lenders to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Person under the provisions of any Loan Document;

               (iv) any settlement or compromise of any Obligation, any security therefor or any liability incurred directly or indirectly in respect thereof, and any subordination of the payment of any part thereof to the payment of any obligation (whether due or not) of any other Borrower to creditors of such other Borrower other than any other Borrower;

               (v) any manner of application of any collateral for the Obligations or proceeds thereof, to any of the Obligations, or any manner of sale or other disposition of any such collateral for all or any of the Obligations or any other assets of any Borrower;

               (vi) any change, restructuring or termination of the existence of any Borrower; or

               (vii) any other agreement or circumstance of any nature whatsoever that might in any manner or to any extent vary the risk of any Borrower, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the obligations of any Borrower, or a defense to, or discharge of, any Borrower or any other Person relating to any of the Obligations.

        (d) The joint and several liability of Borrowers shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower.

        (e) It is the intent of each Borrower that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis. Accordingly, as of the date hereof, the liability of each Borrower under the Loan Documents, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in an amount sufficient to pay its probable net liabilities (including contingent liabilities) as the same become absolute and matured ("Dated Liabilities") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("Dated Assets"). To this end each Borrower hereby (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each of the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of its joint and several obligations hereunder.

ARTICLE III.      THE CREDITS

        3.1       REVOLVING LOANS

        (a) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Loan") to Borrowers from time to time until the Revolver Maturity Date in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Loan Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender's Ratable Portion of the Available Credit. Borrowers may from time to time borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all the limitations, terms and conditions contained herein. The Revolving Loans of each Lender shall be evidenced by a Note payable to the order of such Lender.

        (b) If at any time the Available Credit is negative, Borrowers, without demand or notice, shall immediately repay that portion of the Revolving Loans necessary to cause the Available Credit to be zero. Borrowers shall repay the outstanding principal balance of the Revolving Loans, together with all accrued and unpaid interest and related fees on the Revolver Maturity Date.

        (c) Borrowers' Agent, through an Authorized Representative, shall request each advance of a Revolving Loan by giving Administrative Lender irrevocable notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit C attached hereto (each, a "Notice of Borrowing"), which specifies, among other things:

                (i) the aggregate principal amount of the requested advances (which aggregate amount must be a minimum of $500,000 and in integral multiples of $100,000 if the advances are to be Base Rate Loans and a minimum of $1,000,000 and in integral multiples of $500,000 if the advances are to be LIBOR Loans);

                (ii) the proposed date of borrowing, which shall be a Business Day; and

                (iii) whether such advance is to be a Base Rate Loan or a LIBOR Loan.

        Each such Notice of Borrowing must be received by Administrative Lender not later than (x) 9:00 A.M. (Portland time) at least one Business Day prior to the date of borrowing if a Base Rate Loan or (y) at least three Business Days prior to the date of borrowing if a LIBOR Loan. Administrative Lender shall promptly notify each Lender of the contents of each Notice of Borrowing and of the amount of the advance to be made by such Lender no later than 1:00 P.M. (Portland time) on the Business Day of receipt for Base Rate Loans and 1:00 P.M. (Portland time) the Business Day after receipt with respect to LIBOR Loans.

        (d) From time to time on any Business Day, Borrowers may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loans; provided, however, that (i) each voluntary partial prepayment of Base Rate Loans must be in a minimum of $500,000 and in integral multiples of $100,000, or, if less, the entire principal amount of the Base Rate Loans and (ii) each voluntary partial prepayment of LIBOR Loans must be in a minimum of $1,000,000 and in integral multiples of $500,000, or, if less, the entire principal amount of a Tranche; provided, further, that any prepayment of a LIBOR Loan shall be subject to the provisions of Section 3.11.

        (e) From time to time on any Business Day, Borrowers may permanently reduce the aggregate Revolving Loan Commitments by giving at least five Business Days prior notice to Administrative Lender of the amount of such aggregate reduction; provided that any partial aggregate reduction shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000. Each such reduction shall reduce ratably the respective Revolving Loan Commitments of the Lenders.

        3.2       TERM LOAN

        (a) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make in a single advance on the Closing Date a term loan (each a "Term Loan") to Borrowers in the amount of such Lender's Term Loan Commitment. The Term Loan of each Lender shall be evidenced by a Note payable to the order of such Lender.

        (b) On the Maturity Date, Borrowers shall repay the unpaid principal amount of each Term Loan, and prior thereto, Borrowers

               (i) shall, on the last day of each February, May, August and November beginning May 31, 2001 repay the outstanding principal balance of the Term Loans, or, if less, make a scheduled repayment of the aggregate outstanding principal amount of the Term Loans as follows: (A) before September 1, 2001, the aggregate amount of each payment shall be $1,538,462; and (B) after September 1, 2001, the aggregate amount of each payment shall be $2,307,692;

               (ii) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Term Loans; provided, however, that (A) any such prepayment shall be made among the Term Loans having the same Fixed Rate Term, if applicable; (B) no such prepayment of any LIBOR Loan may be made on any day other than the last day of the Fixed Rate Term for such Loan; (C) all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to Administrative Lender; and (D) all such voluntary partial prepayments shall be in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000;

               (iii) shall, within twelve months of receipt of any proceeds from the sale of Borrower's or any U.S. Subsidiary's assets (other than the sale of inventory in the ordinary course), prepay the outstanding principal amount of the Terms Loans by an amount equal to such proceeds less the portion thereof reinvested during such twelve month period in assets of like kind to the assets sold;

               (iv) shall, within twelve months of receipt by Borrower or any U.S. Subsidiary of any insurance or condemnation proceeds, prepay the outstanding principal amount of the Term Loans by an amount equal to such proceeds less the portion thereof utilized in the repair or replacement of the affected property;

               (v) shall, upon receipt of net cash proceeds of Debt by Parent or any U.S. Subsidiary (other than proceeds of Loans and Debt described in Section 9.2(d)), prepay the outstanding principal amount of the Term Loans by an amount equal to such proceeds;

               (vi) shall, upon receipt of net cash proceeds of any issuance of Stock or Stock Equivalent by Parent or any Subsidiary (other than proceeds not exceeding $1,000,000 in any fiscal year from the exercise of options granted to directors or employees), prepay the outstanding principal amount of the Term Loans by an amount equal to such proceeds multiplied by that fraction the numerator of which is the then outstanding principal balance of the Term Loans and the denominator of which is the then outstanding principal balance of the Term Loans and all terms loans provided for in the Australian Facilities; and

               (vii) shall, within (90) days after the last day of each fiscal year of Parent, prepay the outstanding principal amount of the Term Loans by an amount equal to 50% of the Excess Cash Flow for the immediately preceding fiscal year of Parent multiplied by that fraction the numerator of which is the then outstanding principal balance of the Term Loans and the denominator of which is the then outstanding principal balance of the Term Loans and all terms loans provided for in the Australian Facilities.

Each prepayment of Term Loans made pursuant to any of clauses (ii) through (vii) shall be applied in the inverse order of the scheduled repayments of Term Loans set forth in clause (i) and shall be applied ratably among the Term Loans. Each prepayment of any Term Loans made pursuant to this Section shall be without premium or penalty, except for any funding loss indemnification required by
Section 3.11. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

        3.3       LETTER OF CREDIT FACILITY

        (a) On the terms and subject to the conditions contained in this Agreement, on the Closing Date, the L/C Bank shall issue and deliver to ANZ a Letter of Credit in the amount of $10,000,000 and having an expiry date of November 14, 2001. Within fifteen Business Days before the expiry date of a Letter of Credit (or such shorter period as is acceptable to ANZ), L/C Bank shall issue and deliver to ANZ a replacement Letter of Credit in exchange for the expiring Letter of Credit unless:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator of which the L/C Bank is aware shall purport by its terms to enjoin or restrain the L/C Bank from issuing such Letter of Credit or any Governmental Rule applicable to the L/C Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Bank shall prohibit, or request that the L/C Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the L/C Bank is not otherwise compensated) not in effect on the date hereof or result in any loss, cost or expense which (A) was not applicable, in effect or known to the L/C Bank on the Closing Date and which the L/C Bank in

        Good Faith deems material to it, and (B) the reimbursement of which is not provided for hereunder;

              (ii) after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations exceed an amount equal to $10,000,000; or

              (iii)   fees due in connection therewith have not been paid.

None of the Lenders (other than the Lender that is the L/C Bank) shall have any obligation to issue any Letters of Credit.

        (b) In no event shall the expiry date of any Letter of Credit fall after the Maturity Date.

        (c) Prior to the issuance of each Letter of Credit, Borrowers' Agent shall have delivered to the L/C Bank, if requested by the L/C Bank, a Letter of Credit Agreement, signed by Borrowers, and such other documents or items as L/C Bank may require pursuant to the terms thereof.

        (d) Immediately upon the issuance by the L/C Bank of a Letter of Credit, the L/C Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the L/C Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such Letter of Credit and the obligations of Borrowers with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

        (e) In determining whether to pay under any Letter of Credit, the L/C Bank shall not have any obligation relative to Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the L/C Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the L/C Bank under any resulting liability to any other Lender.

        (f) If the L/C Bank makes any payment under any Letter of Credit, Borrowers shall reimburse the L/C Bank on demand for the amount thereof, except to the extent L/C Bank receives payment of such amount pursuant to Section 3.3(g).

        (g) If the L/C Bank makes any payment under any Letter of Credit, the L/C Bank shall promptly notify Administrative Lender, who shall promptly notify each Lender, and each Lender shall promptly and unconditionally pay to Administrative Lender for the account of the L/C Bank the amount of such Lender's Ratable Portion of such payment in same day funds (and upon receipt, Administrative Lender shall promptly pay the same to the L/C Bank), but in no event shall the aggregate of all such payments by a Lender exceed such

Lender L/C Commitment. Each such payment, when made by a Lender to Administrative Lender, shall be deemed to be and shall constitute a Base Rate Loan by such Lender to Borrowers payable on demand. The Base Rate Loans shall be made as contemplated in the preceding sentence notwithstanding Borrowers' failure to satisfy the conditions set forth in Section 7.2. If Administrative Lender so notifies a Lender before 10:00 A.M. (Portland time) on any Business Day, such Lender shall make available to Administrative Lender for the account of the L/C Bank its Ratable Portion of the amount of such payment by 1:00 P.M. (Portland time) on such Business Day in same day funds. If and to the extent such Lender does not make its Ratable Portion of such payment available to Administrative Lender for the account of the L/C Bank, such Lender agrees to repay to Administrative Lender for the account of such L/C Bank on demand such amount together with interest thereon, for each day from such date until the date such amount is repaid to Administrative Lender for the account of the L/C Bank, at the Federal Funds Rate. The failure of any Lender to make available to Administrative Lender for the account of the L/C Bank its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder, but no Lender shall be responsible for the failure of any other Lender to make available to Administrative Lender for the account of the L/C Bank such other Lender' s Ratable Portion of any such payment.

        (h) The obligations of Lenders to make payments to Administrative Lender for the account of the L/C Bank with respect to Letters of Credit are irrevocable and not subject to any qualification or exception whatsoever.

        3.4       INTEREST AND FEES

        (a) INTEREST. The outstanding principal balance of each Loan shall bear interest at the Applicable Rate. The foregoing notwithstanding, the rate of interest applicable at all times during the continuation of an Event of Default shall be a fluctuating rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Alternate Base Rate in effect from time to time, plus 300 basis points. All fees, expenses and other amounts not paid when due shall bear interest (from the date due until paid) at the rate set forth in the preceding sentence.

        (b) LETTER OF CREDIT FEE. On the last day of each February, May, August and November beginning November 30, 2000, Borrowers shall pay to Administrative Lender, for the ratable benefit of Lenders, a fee equal to the face amount of the outstanding Letters of Credit multiplied by 25% of an amount equal to the LIBOR Margin in effect on the date such fee is payable. In addition, upon the occurrence of any amendment, extension, issuance or other activity with respect to any Letter of Credit, Borrowers shall pay to L/C Bank a fee determined in accordance with L/C Bank's standard fees and charges then in effect for such activity.

        (c) CLOSING FEE. Before the Closing Date, Borrowers paid to Administrative Lender, for the ratable benefit of Lenders, a closing fee of $787,500.

        (d) COMMITMENT FEE. Borrowers shall pay to Administrative Lender, for the account of each Lender, for the period commencing on the Closing Date and continuing through the Revolver Maturity Date, a commitment fee at the per annum rate set forth in Schedule III on such Lender's Ratable Portion of the amount by which the Revolving Loan Commitments are greater than the average daily outstanding balance of the Revolving Loans. Such commitment fees shall be payable by Borrowers in arrears on the last day of each February, May, August and November beginning November 30, 2000 and on the Revolver Maturity Date.

        (e) ADMINISTRATIVE LENDER'S AND L/C BANK'S FEES. Borrowers shall pay to Administrative Lender, for Administrative Lender's own account, and to L/C Bank, for L/C Bank's own account, the fees set forth in that certain fee letter from Scotiabank to Parent dated August 29, 2000.

        (f) COMPUTATION AND PAYMENT. All interest and per annum fees shall be computed on the basis of a 360-day year, actual days elapsed, except interest on Base Rate Loans shall be computed on the basis of a 365/366-day year. Interest on Base Rate Loans shall be payable monthly, in arrears, on the last day of each month beginning November 30, 2000, on the Revolver Maturity Date (with respect to Revolving Loans) and on the Maturity Date. Interest on LIBOR Loans shall be paid on the last day of each Fixed Rate Term, on the Revolver Maturity Date (with respect to Revolving Loans) and on the Maturity Date.

        3.5       INTEREST OPTIONS

        (a) ELECTION. Subject to the requirement that each LIBOR Loan be in a minimum amount of $1,000,000 and in integral multiples of $500,000 and each Base Rate Loan be in a minimum amount of $500,000 and in integral multiples of $100,000 and the limitation in Section 3.5(b) regarding the number of Tranches outstanding at any time, (i) except as otherwise provided herein, at any time when a Default is not continuing Borrowers' Agent may convert all or any portion of a Base Rate Loan to a LIBOR Loan for a Fixed Rate Term designated by Borrowers' Agent, and (ii) at any time Borrowers' Agent may convert all or a portion of a LIBOR Loan at the end of the Fixed Rate Term applicable thereto to a Base Rate Loan or, if no Default is continuing, to a LIBOR Loan for a new Fixed Rate Term designated by Borrowers' Agent. If Borrowers' Agent has not made the required interest rate conversion or continuation election prior to the last day of any Fixed Rate Term, such LIBOR Loan shall be converted to a Base Rate Loan.

        (b) MAXIMUM NUMBER OF TRANCHES. At no time shall there be more than ten Tranches outstanding at any time.

        (c) NOTICE TO ADMINISTRATIVE LENDER. Borrowers' Agent shall request each interest rate conversion or continuation by giving Administrative Lender irrevocable notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit D attached hereto (a "Notice of Conversion or Continuation"), that specifies, among other things: (i) the Loan to which such Notice of Conversion or Continuation applies; (ii) the principal amount that is the subject of such conversion or continuation; (iii) the proposed date of such conversion or continuation, which shall be a Business Day; and (iv) if such Notice pertains to a LIBOR Loan, the length of the applicable Fixed Rate Term. Any such Notice of Conversion or Continuation must be received by Administrative Lender not later than (i) 9:00 A.M. (Portland time) at least one Business Day prior to the effective date of any Alternate Base Rate interest selection, and (ii) at least three Business Days prior to the effective date of any LIBOR interest selection. Administrative Lender shall promptly notify each Lender of the contents of each such Notice of Conversion or Continuation, or if timely notice is not received from Borrowers' Agent prior to the last day of any Fixed Rate Term, of the automatic conversion of such LIBOR Loan to a Base Rate Loan.

        3.6       OTHER PAYMENT TERMS

        (a) AUTOMATIC DEBIT. Administrative Lender may, and Borrowers hereby authorize Administrative Lender to, instruct any Lender to debit any deposit account of Borrower with such Lender for all payments of principal, interest, fees and other amounts due under the Loan Documents as they become due (and Borrowers hereby authorize each Lender to follow any such instruction from Administrative Lender).

        (b) PLACE AND MANNER. Borrowers shall make all payments due to each Lender under the Loan Documents by payment to Administrative Lender at Administrative Lender's Office, for the account of such Lender, in lawful money of the United States and in same day or immediately available funds by 11:00 A.M. (Portland time) on the date due. Administrative Lender shall promptly disburse to each Lender at such Lender's Applicable Lending Office each such payment received by Administrative Lender for such Lender no later than 2:00 P.M. (Portland time) on the Business Day received if received by 11:00 A.M. (Portland time), or if received later, by 2:00 P.M. (Portland time) on the next Business Day.

        (c) DATE. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

        (d) APPLICATION OF PAYMENTS. All payments under the Loan Documents (including prepayments) shall be applied first to unpaid fees, costs and expenses then due and payable under the Loan Documents, second to accrued interest then due and payable under the Loan Documents and finally to reduce the principal amount of the outstanding Obligations.

        (e) FAILURE TO PAY ADMINISTRATIVE LENDER. Unless Administrative Lender shall have received notice from Borrowers' Agent at least one Business Day prior to the date on which any payment is due to Lenders hereunder that Borrowers will not make such payment in full, Administrative Lender may assume that Borrowers have made such payment in full to Administrative Lender on such date and Administrative Lender may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers shall not have made such payment in full to Administrative Lender, such Lender shall repay to Administrative Lender on demand the amount distributed to such Lender together with interest thereon, for each day from the date distributed until the date repaid, at the Federal Funds Rate. A certificate of Administrative Lender submitted to any Lender with respect to any amounts owing by such Lender under this Section shall be presumptive evidence of such amounts.

        3.7       FUNDING

        (a) LENDER FUNDING AND DISBURSEMENT. Each Lender shall, by 11:00 A.M. (Portland time) on the date of each borrowing under Section 3.1, make available to Administrative Lender at Administrative Lender's Office, in same day or immediately available funds, such Lender's Ratable Portion thereof. After Administrative Lender's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VII, Administrative Lender will promptly disburse such funds in same day or immediately available funds to Borrowers. Unless otherwise directed by Borrowers' Agent in writing, Administrative Lender shall disburse the proceeds of each borrowing to Borrowers by deposit to any demand deposit account maintained by Parent with a Lender, which account is designated by Borrowers' Agent in a notice to Administrative Lender.

        (b) LENDER FAILURE TO FUND. Unless Administrative Lender receives notice from a Lender on or before the date of any borrowing hereunder that such Lender will not make available to Administrative Lender such Lender's Ratable Portion thereof, Administrative Lender may assume that such Lender has made such portion available to Administrative Lender on the date of such borrowing in accordance with Section 3.7(a), and Administrative Lender may, in reliance upon such assumption, make available to Borrowers (or otherwise disburse) on such date a corresponding amount. If any Lender does not make the amount of its Ratable Portion of any borrowing available to Administrative Lender on the date of such borrowing, such Lender shall pay to Administrative Lender, on demand, interest which shall accrue on such amount until made available to Administrative Lender at a rate equal to the daily Federal Funds Rate. A certificate of Administrative Lender submitted to any Lender with respect to any amounts owing under this Section shall be presumptive evidence of such amounts. If any Lender's Ratable Portion of any borrowing is not in fact made available to Administrative Lender by such Lender within three Business Days after the date of such borrowing, Borrowers shall pay to Administrative Lender, on demand, an amount equal to such Ratable Portion together with interest thereon, for each day from the date such amount was made available to Borrowers until the date such amount is repaid to Administrative Lender, at the rate of interest then applicable thereto.

        (c) LENDERS' OBLIGATIONS SEVERAL. The obligation of each Lender hereunder is several. The failure of any Lender to make available its Ratable Portion of any borrowing shall not relieve any other Lender of its obligation hereunder to do so on the date requested, but no Lender shall be responsible for the failure of any other Lender to make available the Ratable Portion to be funded by such other Lender.

        3.8       PRO RATA TREATMENT

        (a) BORROWINGS. Each Loan shall be made or shared among Lenders ratably.

        (b) SHARING OF PAYMENTS, ETC. Except as otherwise provided herein, each payment of principal, interest or fees shall be made or shared among Lenders ratably. If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of a Loan in excess of its Ratable Portion of payments on the Loans obtained by all Lenders, such Lender ("Purchasing Lender") shall forthwith purchase from the other Lenders sufficient participations to cause the Purchasing Lender's interest in the Loans to be in the same proportionate relationship with all Loans as before such payment was received; provided, however, that if all or any portion of such excess payment is thereafter recovered from the Purchasing Lender, the purchased participation shall be rescinded and each other Lender shall repay to the Purchasing Lender (i) the purchase price to the extent of such recovery together with (ii) an amount equal to such other Lender's ratable share (according to the proportion of (A) the amount of such other Lender's required repayment to (B) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Purchasing Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if the Purchasing Lender were the direct creditor of Borrowers in the amount of such participation.

        3.9       CHANGE OF CIRCUMSTANCES

        (a) INABILITY TO DETERMINE RATE. If Administrative Lender at any time determines that adequate and reasonable means do not exist for ascertaining LIBOR, or the Required Lenders determine at any time that LIBOR does not accurately reflect the cost to Lenders of making or maintaining LIBOR interest rates hereunder, then Administrative Lender shall give telephonic notice (promptly confirmed in writing) to Borrowers' Agent and each Lender of such determination. If such notice is given and until such notice has been withdrawn in writing by Administrative Lender, no LIBOR interest option may be selected by Borrowers' Agent and each LIBOR Loan, subsequent to the end of the Fixed Rate Term applicable thereto, shall become a Base Rate Loan.

        (b) ILLEGALITY: TERMINATION OF COMMITMENT. Notwithstanding any other provisions herein, if any Change of Law shall make it unlawful for any Lender
(i) to make a LIBOR interest rate available, or (ii) to maintain LIBOR interest rates hereunder, then, in the former event, any obligation of such Lender to make available such unlawful LIBOR interest rate shall be suspended until such time as it is once again lawful to make such rate available, and in the latter event, any such unlawful LIBOR interest rate then outstanding shall be converted so that interest is determined in relation to the Alternate Base Rate pursuant to the terms of this Agreement; provided, however, if any such Change in Law shall permit a LIBOR interest rate until the expiration of the Fixed Rate Term relating thereto, then such permitted LIBOR interest rate shall continue as such until the end of such Fixed Rate Term.

If as a result of this Section a LIBOR interest rate is converted to a lower interest rate, Borrowers shall pay to each Lender immediately upon demand such amount or amounts as may be necessary to compensate such Lender for any loss in connection therewith.

        (c) CHARGES: ILLEGALITY. Upon the occurrence of any event described in
Section 3.9(b), Borrowers shall pay to each Lender, within five days after demand, such amount or amounts as may be necessary to compensate such Lender for any fines, fees, charges, penalties or other amounts payable by such Lender as a result thereof and that are attributable to LIBOR interest rates made available to Borrowers hereunder. In determining which amounts payable by any Lender and/or losses incurred by any Lender are attributable to LIBOR interest rates made available to Borrowers hereunder, any reasonable allocation made by any Lender among its operations shall, in the absence of manifest error, be conclusive and binding upon Borrowers.

        (d) INCREASED LIBOR LOAN COSTS, ETC. Borrowers shall reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBOR Loans which results from any Change of Law after the Closing Date. Such Lender shall promptly notify Administrative Lender and Borrowers' Agent in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by Borrowers directly to such Lender within five days of Borrowers' Agent's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Borrowers.

        (e) CAPITAL REQUIREMENTS. If any Lender determines that any Change of Law regarding capital adequacy which occurs after the Closing Date has or shall have the effect of reducing the rate of return on the capital of such Lender (or any entity controlling such Lender) as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such entity would have achieved but for such Change of Law (taking into consideration such Lender's or such entity's policies with respect to capital adequacy), by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender (with a copy to Administrative Lender), Borrowers shall pay to such Lender or such entity such additional amounts as shall compensate such Lender or such entity for such reduction. Any request by a Lender under this Section shall set forth the basis of the calculation of such additional amounts and shall, in the absence of manifest error, be conclusive and binding on Borrowers for all purposes.

        3.10      TAXES ON PAYMENTS

        (a) PAYMENTS FREE OF TAXES. All payments made by Borrowers under the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except taxes based on the overall net income imposed on Administrative Lender or any Lender by any Governmental Authority located in the United States) (with all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter referred to herein as "Taxes"). If any Taxes are required to be withheld from any amounts payable to Administrative Lender or any Lender under the Loan Documents, the amounts so payable to Administrative Lender or such Lender shall be increased to the extent necessary to yield to Administrative Lender or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents. Whenever any Taxes are payable by Borrowers, as promptly as possible thereafter, Borrowers' Agent shall send to Administrative Lender for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrowers showing payment thereof. If Borrowers fail to pay any Taxes when due to the appropriate taxing authority or Borrowers' Agent fails to remit to Administrative Lender the required receipts or other required documentary evidence, Borrowers shall indemnify Administrative Lender and Lenders for any incremental taxes, interest or penalties that may become payable by Administrative Lender or any Lender as a result of any such failure. This Section shall survive the payment in full and performance of all of Borrowers' other Obligations.

        (b) WITHHOLDING EXEMPTION CERTIFICATES. Each Lender agrees that it will deliver to Borrowers' Agent and Administrative Lender, upon the reasonable request of Borrowers' Agent or Administrative Lender, either (i) a statement that it is incorporated under the laws of the United States of America or a state thereof, or (ii) if it is not so incorporated, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

        3.11      FUNDING LOSS INDEMNIFICATION

        If any portion of a LIBOR Loan is repaid before the last day of the Fixed Rate Term applicable thereto (whether through voluntary prepayment, acceleration or otherwise), or if Borrowers fail to borrow the full amount of a requested LIBOR Loan set forth in any Notice of Borrowing or to convert or continue at the LIBOR interest option any portion of a Loan in accordance with a Notice of Conversion or Continuation (in either event, whether as a result of the failure to satisfy any applicable conditions or otherwise), Borrowers shall pay to Administrative Lender, for the ratable benefit of Lenders, an amount equal to the present value (calculated in accordance with this Section) of interest for the unexpired portion of such Fixed Rate Term on the portion of the Loan so repaid or the Fixed Rate Term specified in such Notice, at a per annum rate equal to the excess, if any, of (a) the rate applicable to such LIBOR Loan or proposed LIBOR Loan minus (b) the rate of interest obtainable by Administrative Lender upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last

Business Day of such Fixed Rate Term. The present value of such additional interest will be calculated by discounting the amount of such interest for each day in the unexpired portion of such Fixed Rate Term at a per annum interest rate equal to the interest rate determined pursuant to clause (b) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by Administrative Lender of such amount shall, in the absence of manifest error, be conclusive and binding on Borrowers for all purposes. This Section shall survive the payment in full and performance of all of Borrowers' other Obligations.

ARTICLE IV.       LOAN ADMINISTRATION

        4.1       STATEMENTS

        From time to time, Administrative Lender may render to Borrowers' Agent a statement setting forth the balance in the loan account(s) maintained by Administrative Lender for Borrowers pursuant to this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Administrative Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Administrative Lender receives a notice from Borrowers' Agent of any specific exceptions thereto within thirty days after the date such statement has been mailed by Administrative Lender. Until such time as Administrative Lender shall have rendered to Borrowers' Agent a written statement as provided above, the balance in the loan account(s) shall be presumptive evidence of the amounts due and owing to Lenders by Borrowers.

        4.2       PAYMENTS

        All amounts due under any of the Loan Documents shall be payable to such account as Administrative Lender may designate from time to time. Borrowers shall make all payments due hereunder free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations any Lender is required to surrender or return such payment or proceeds to any person or entity for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Lender. Borrowers hereby indemnify and hold Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section shall remain effective notwithstanding any contrary action which may be taken by any Lender in reliance upon such payment or proceeds. This Section shall survive the payment in full and performance of all of Borrowers' other Obligations.

ARTICLE V.        SECURITY

        5.1       GRANT OF SECURITY INTEREST

        Borrowers hereby grant to Administrative Lender, for the benefit of and on behalf of Lenders, a security interest in all of the Collateral as security for the full and prompt payment in cash and performance of the Obligations.

        5.2       PERFECTION; DUTY OF CARE

        (a) Until all the Obligations have been fully satisfied and paid in cash, Borrowers shall perform all steps requested by Administrative Lender to perfect, maintain and protect Administrative Lender's security interest in the Collateral, including, without limitation, (i) executing and filing financing and continuation statements in form and substance satisfactory to Administrative Lender, and (ii) delivering all Collateral in which Administrative Lender's security interest may be perfected by possession together with such indorsements as Administrative Lender may request. Borrowers hereby authorize Administrative Lender to execute and file UCC financing statements signed only by Administrative Lender, except to the extent prohibited by law.

        (b) Administrative Lender shall have the right at all times, and from time to time, to contact Borrowers' account debtors to verify Rights to Payment.

        (c) Borrowers shall pay or cause to be paid all taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Collateral or any part thereof; provided, however, Borrowers shall not be required to pay any tax if the validity and/or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted of which Borrowers' Agent has given prior notice to Administrative Lender and for which appropriate reserves have been established and so long as levy and execution have been and continue to be stayed. If Borrowers fail to pay or so contest and reserve for such taxes, assessments and governmental charges, Administrative Lender may (but shall not be required to) pay the same and add the amount of such payment to the principal of the Revolving Loans.

        (d) In order to protect or perfect the security interest granted under the Loan Documents, Administrative Lender may discharge any Lien that is not a Permitted Lien or bond the same, pay for any insurance that Borrowers have failed to maintain as required by this Agreement, maintain guards, pay any service bureau, or obtain any record and add the same to the principal of the Revolving Loans.

        (e) Administrative Lender shall have no duty of care with respect to the Collateral, except to exercise reasonable care with respect to the Collateral in its custody, but shall be deemed to have exercised reasonable care if such property is accorded treatment either (i) substantially equal to that which it accords its own property or (ii) as Borrowers' Agent requests in writing, provided that no failure to comply with any such request nor any omission to do any such act requested by Borrowers' Agent shall be deemed a failure to exercise reasonable care. Administrative Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in its custody.

        5.3       REAL ESTATE COLLATERAL

        As additional security for the full and prompt payment in cash and performance of the Obligations, Borrowers have executed and delivered to Administrative Lender certain deeds of trust and mortgages creating Liens for the benefit of Administrative Lender and Lenders on certain of Borrowers' real property. Borrowers shall execute and deliver such further mortgages and deeds of trust as Administrative Lender reasonably requests for the purpose of granting and perfecting a first priority Lien for the benefit of Lenders in each parcel of real estate owned or leased by Borrower.

ARTICLE VI.       REPRESENTATIONS AND WARRANTIES

        Borrower makes the following representations and warranties to Administrative Lender and Lenders, subject to the exceptions set forth on the Disclosure Schedule, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the performance and payment in full, in cash, of all Obligations:

        6.1       LEGAL STATUS; SUBSIDIARIES

        Borrower and each Subsidiary is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform the Obligations and to own and hold under lease its property and to conduct its business substantially as currently conducted by it. Except as otherwise disclosed in Section 6.1 of the Disclosure Schedule, Borrower has no Subsidiaries other than those which it is permitted to acquire in accordance with Section 9.4 and does not otherwise own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

        6.2       DUE AUTHORIZATION; NO VIOLATION

        The execution, delivery and performance by each Obligor of the Loan Documents executed or to be executed by it are within such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not
(a) contravene such Obligor's Organic Documents; (b) contravene any contractual restriction or Governmental Rule binding on or affecting such Obligor; or (c) result in, or require the creation or imposition of, any Lien on any Obligor's or Subsidiary's properties, except Liens for the benefit of Lenders.

        6.3       GOVERNMENT APPROVAL, REGULATION

        No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by any Obligor of the Loan Documents to which it is a party. Neither Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, Regulation G, U or X of the Board of Governors of the Federal Reserve System

        6.4    VALIDITY, ENFORCEABILITY

        The Loan Documents executed by each Obligor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Obligor enforceable in accordance with their respective terms.

        6.5       CORRECTNESS OF FINANCIAL STATEMENTS

        The financial statements of Parent and each Subsidiary dated as of May 31, 2000 heretofore delivered by Borrowers' Agent to Administrative Lender, (a) present fairly the financial condition and results of operations of Parent and the Subsidiaries; (b) disclose all liabilities of Parent and the Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) have been prepared in accordance with GAAP consistently applied. Except as disclosed to Administrative Lender pursuant to Section 8.3, since the date of such financial statements there has been no change or changes that have resulted in a Material Adverse Effect.

        6.6       TAXES

        Borrower and each Subsidiary has filed, or caused to be filed, all federal, state, local and foreign tax returns required to be filed by it, and has paid, or caused to be paid, all taxes as are shown on such returns, or on any assessment received by it, to the extent that such taxes have become due, except as otherwise contested in good faith. Borrower has set aside proper amounts on its books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities and for taxes being contested by it.

        6.7       LITIGATION, LABOR CONTROVERSIES

        There is no pending or, to the knowledge of Borrower, threatened litigation, action, proceeding, or labor controversy affecting Parent or any Subsidiary, or any of their respective properties, businesses, assets or revenues, which could have a Material Adverse Effect. As of the Closing Date, neither Borrower nor any Subsidiary is a party to, and has no obligations under, any collective bargaining agreement.

        6.8       TITLE TO PROPERTY, LIENS

        Borrower and each Subsidiary has good, indefeasible, and merchantable title to and ownership of the Collateral, free and clear of all Liens, except Permitted Liens.

        6.9       ERISA

        Borrower and each Subsidiary is in compliance in all material respects with the applicable provisions of ERISA. Neither Borrower nor any Subsidiary has violated any provision of any Plan maintained or contributed to by it in a manner that could result in a Material Adverse Effect. No "reportable event" (as defined in Title IV of ERISA) has occurred and is continuing with respect to any Plan initiated by it.

        6.10      OTHER OBLIGATIONS

        Neither Borrower nor any Subsidiary is in default with respect to any Debt in excess of $2,000,000 or any of its material contractual obligations.

        6.11      ENVIRONMENTAL MATTERS

        Borrower and each Subsidiary is in compliance in all material respects with all Environmental Laws applicable to it, other than such noncompliance as in the aggregate could not have a Material Adverse Effect. Neither Borrower nor any Subsidiary has received notice that it is the subject of any federal or state investigation evaluating whether any Remedial Action is needed, except for such notices received that in the aggregate do not refer to Remedial Actions that could result in a Material Adverse Effect. There have been no Releases by Borrower or a Subsidiary that could result in a Material Adverse Effect.

        6.12      NO BURDENSOME RESTRICTIONS; NO DEFAULTS

        (a) Neither Borrower nor any Subsidiary is a party to any contractual obligation the compliance with which could have a Material Adverse Effect or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than Permitted Liens) on its property or assets.

        (b) No facts or circumstances exist which would constitute a breach of any obligation, representation or warranty of Borrower hereunder if this Agreement were in effect immediately prior to Borrower's execution hereof.

        (c) There is no Governmental Rule the compliance with which by Borrower or any Subsidiary could have a Material Adverse Effect.

        6.13      NO OTHER VENTURES

        Neither Borrower nor any Subsidiary is engaged in any joint purchasing arrangement, joint venture or partnership with any other Person.

        6.14      INSURANCE

        All current policies of insurance of any kind or nature owned by or issued to Borrower and the Subsidiaries, including, without limitation, policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of its size and character. Neither Borrower nor any Subsidiary has any reason to believe that it will be unable to comply with Section 8.5.

        6.15      FORCE MAJEURE

        Neither Borrower's nor any Subsidiary's business or properties is currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those the consequences of which in the aggregate could not have a Material Adverse Effect.

        6.16      INTELLECTUAL PROPERTY

        Borrower and each Subsidiary owns or licenses or otherwise has the right to use all material licenses, Permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights and General Intangibles that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any Subsidiary infringes upon or conflicts with any rights owned by any other Person, which infringement or conflict could have a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or, to its knowledge, threatened, the existence of which could have a Material Adverse Effect. No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to its knowledge, proposed, other than those the consequences of which in the aggregate could not have a Material Adverse Effect.

        6.17      CERTAIN INDEBTEDNESS

        The Disclosure Schedule identifies as of the Closing Date all Indebtedness of Parent and the Subsidiaries which is either (a) Debt or (b) incurred outside of the ordinary course of the business.

        6.18      SOLVENCY

        Each Obligor has received consideration that is the reasonably equivalent value of the obligations and liabilities that it has incurred to Lenders. Each Obligor is not insolvent as defined in any applicable state or federal statute, nor will it be rendered insolvent by the execution and delivery of this Agreement or the other Loan Documents. No Obligor intends to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature. Each Obligor has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

        6.19      CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS

        Borrower's chief executive office and principal place of business is set forth in Section 6.19 of the Disclosure Schedule. Borrower's books and records are located at its chief executive office, and the only other offices and/or locations where it keeps the Collateral (except for inventory which is in transit) or conducts any of its business are set forth in Section 6.19 of the Disclosure Schedule.

        6.20      FISCAL YEAR

        Parent's fiscal year ends on August 31.

        6.21      COMPLIANCE WITH LAW

        Borrower and each Subsidiary is in compliance with all Governmental Rules and law, except where the failure to do so could not have a Material Adverse Effect.

        6.22      NO SUBORDINATION

        There is no agreement, indenture, contract or instrument to which any Obligor is a party or by which it or any Subsidiary may be bound that requires the subordination in right of payment of any of its obligations subject to this Agreement to any other obligation of it.

        6.23      TRUTH, ACCURACY OF INFORMATION

        All factual information furnished to Administrative Lender and Lenders in connection with the Loan Documents is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the information furnished, in light of the circumstances under which furnished, not misleading.

        6.24      EXCLUDED PATENTS

        The Excluded Patents relate solely to starch co-polymers. The Excluded Patents will not be necessary, used or useful in the generation of more than two percent of Parent's consolidated revenue in any fiscal year.

ARTICLE VII.      CONDITIONS

        7.1       CONDITIONS OF INITIAL EXTENSION OF CREDIT

        The obligation of Lenders to extend any credit contemplated by this Agreement and of L/C Bank to issue any Letter of Credit is subject to the fulfillment to Administrative Lender's satisfaction of all of the following conditions:

        (a) DOCUMENTATION. Administrative Lender shall have received, in form and substance satisfactory to it, each of the following duly executed:

                (i) this Agreement, the Notes and such mortgages, deeds of trust and other security instruments as Administrative Lender may require;

                (ii) from each Obligor, a certificate of its secretary or assistant secretary dated as of the Closing Date as to: (A) resolutions of its board of directors then in full force and effect authorizing the execution, delivery and performance of each of the Loan Documents to be executed by it; (B) its Organic Documents, a copy of each of which is attached; and (C) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to be executed by it;

                (iii) with respect to each Obligor: (A) from the Secretary of State (or other appropriate governmental official) of its jurisdiction of its incorporation, a good standing certificate or certificate of existence, as applicable, and a certified copy of its filed Organic Documents; and (B) a certificate of good standing as a foreign corporation in each jurisdiction described in Section 6.1;

                (iv) a Notice of Authorized Representatives, the initial Notice of Borrowing and a disbursement direction letter;

                (v) the opinion of Preston Gates & Ellis LLP, counsel to Borrowers, as to such matters as Administrative Lender and each Lender shall reasonably require; and

                (viii) such other documents as Administrative Lender and each Lender may require.

        (b) FINANCIAL CONDITION. There is no event or circumstance that could have a Material Adverse Effect.

        (c) FEES AND EXPENSES. Borrowers shall have paid all fees and invoiced costs and expenses then due pursuant to the terms of this Agreement.

        (d) INSURANCE. Borrowers' Agent shall have delivered to Administrative Lender evidence of the insurance coverage, including loss payable endorsements, required pursuant to Section 8.5.

        7.2       CONDITIONS OF EACH EXTENSION OF CREDIT

        The obligation of each Lender to make any credit available under the Loan Documents (including any Loan being made by such Lender on the Closing
Date) shall be subject to the further conditions precedent that:

        (a) the following statements shall be true on the date such credit is advanced, both before and after giving effect thereto and to the application of the proceeds therefrom, and the acceptance by Borrowers' Agent of the proceeds of such credit shall constitute a representation and warranty by Borrowers that on the date such credit is advanced such statements are true:

                (i) the representations and warranties of Borrowers contained in the Loan Documents are correct in all material respects on and as of such date as though made on and as of such date or, as to those representations and warranties limited by their terms to a specified date, were correct in all material respects on and as of such date;

                (ii) no Default is continuing or would result from the credit being advanced; and

                (iii) no "Potential Event of Default" (as defined in the Australian Facilities) exists.

        (b) advancing such credit on such date does not violate any Governmental Rule and is not enjoined, temporarily, preliminarily or permanently;

        (c) Administrative Lender shall have received such additional documents, information and materials as any Lender, through Administrative Lender, may reasonably request; and

        (d) no event or circumstance exists that could have a Material Adverse Effect.

ARTICLE VIII.     AFFIRMATIVE COVENANTS

        Borrower covenants that so long as Lenders remain committed to extend credit to Borrower pursuant to the terms hereof and until performance and payment in full, in cash, of all Obligations, Borrower shall:

        8.1       PAYMENTS

        Pay all principal, interest, fees and other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

        8.2       ACCOUNTING RECORDS

        Keep, and cause each Subsidiary to keep, accurate books and records of its financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with GAAP.

        8.3       INFORMATION AND REPORTS

        Provide to Administrative Lender all of the following, in form and detail reasonably satisfactory to Administrative Lender and with sufficient copies for distribution to all Lenders:

               (i) as soon as available but not later than 120 days after and as of the end of each fiscal year of Parent, a copy of the annual unqualified audit report for such fiscal year for Parent and the Subsidiaries, including therein consolidated balance sheets of Parent and the Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Parent and the Subsidiaries for such fiscal year, in each case certified in a manner acceptable to Administrative Lender by Ernst & Young or any other independent public accountants acceptable to Administrative Lender, together with a report from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, of which they are aware being taken to cure it;

               (ii) as soon as available but not later than 60 days after and as of the end of each of Parent's first three fiscal quarters, nor later than 120 days after and as of the end of each of Parent's fourth fiscal quarters, consolidated and consolidating balance sheets of Parent and the Subsidiaries as of the end of such fiscal quarter and consolidated and consolidating statements of earnings and cash flow of Parent and the Subsidiaries for such fiscal quarter and for fiscal year-to-date, together with a comparison of Parent's financial condition for such quarter and year-to-date with the corresponding quarter and year-to-date in Parent's immediately preceding fiscal year;

               (iii) contemporaneously with the delivery of each financial statement required hereby, a certificate of Parent's principal financial officer substantially in the form of Exhibit E attached hereto (A) certifying that such financial statements fairly present in all material respects Parent's balance sheet as of the end of such quarter/year and income and cash flow for such quarter/year and year-to-date (subject to normal year-end adjustments), (B) stating that no Default existed at any time during the period covered by such statement, except for those events or conditions, if any, described in such certificate in reasonable detail together with a statement of any action taken or proposed to be taken with respect thereto, and (C) setting forth the calculations required to establish compliance by Borrowers with the covenants set forth in Article X;

               (iv) not later than November 1 of each year beginning November 1, 2001, or sooner if available, Borrowers' Agent shall furnish to Administrative Lender detailed projections setting forth Parent's projected consolidated income and cash flow for Parent's current fiscal year and for each of Parent's fiscal years through August 31, 2005 and Parent's projected consolidated balance sheet as of the end of each such fiscal year, together with a certificate of Parent's principal financial officer setting forth the assumptions on which such projections are based;

               (v) promptly after the sending or filing thereof, copies of all reports which Borrower sends to any of its securityholders, and all reports and registration statements which Parent or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

               (vi) not later than December 31, 2000, or sooner if available, a copy of Parent's consolidated balance sheet as of immediately after Penford Holdings' acquisition of Penford Australia, as audited by Ernst & Young, together with sufficient detail to identify all intangible assets included in such balance sheet and a certificate of Parent's principal financial officer setting forth the calculation necessary to determine Tangible Net Worth as of the date of such balance sheet; and

               (vii) from time to time such other information as Administrative Lender may reasonably request.

        8.4       COMPLIANCE

        Comply in all material respects, and cause each Subsidiary to comply in all material respects, with all Governmental Rules, contractual obligations, commitments, instruments, licenses, Permits and franchises, other than such noncompliance the consequences of which in the aggregate could not have a Material Adverse Effect.

        8.5       INSURANCE

        (a) Maintain, and cause each Subsidiary to maintain, insurance with insurance companies reasonably acceptable to Administrative Lender with respect to its properties and business (including business interruption and extra expense endorsements) against such casualties and contingencies and of such types, with such deductibles and in such amounts as is customary in the case of similar businesses. With respect to the insurance maintained by Borrower: (i) such insurance shall contain a lender's loss payable endorsement acceptable to Administrative Lender and shall name Administrative Lender as an additional named insured; (ii) the policies or a certificate thereof signed by the insurer shall be delivered to Administrative Lender within five Business Days after the issuance or renewal of the policies to Borrower; (iii) each such policy shall provide that such policy may not be amended (except to increase coverage) or canceled without thirty days prior notice to Administrative Lender; and (iv) at least five days before the expiration of a policy, Borrowers' Agent shall deliver to Administrative Lender a binder (or other evidence reasonably acceptable to

Administrative Lender) indicating that such policy has been renewed or that a substitute for such policy will be issued effective upon the expiration of such policy. If Borrowers' Agent fails to comply with the foregoing, Administrative Lender may (but shall not be required to) procure such insurance and add the cost thereof to the Revolving Loans.

        (b) Maintain, and cause each Subsidiary to maintain, in full force and effect such liability and other insurance with respect to its activities as is customary in the case of similar businesses or as may be reasonably required by Administrative Lender. Such liability insurance maintained by Borrower shall name Administrative Lender as an additional insured with respect to the activities of Borrower and shall be provided by insurer(s) reasonably acceptable to Administrative Lender.

        8.6       FACILITIES

        Keep, and cause each Subsidiary to keep, all properties useful or necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such property shall be fully and efficiently preserved and maintained.

        8.7       TAXES AND OTHER LIABILITIES

        Pay and discharge, and cause each Subsidiary to pay and discharge, when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and for which Borrowers have made provision for adequate reserves in accordance with GAAP.

        8.8       LITIGATION

        Promptly give notice in writing to Administrative Lender of any litigation pending or threatened against Borrower or any Subsidiary with a claim in excess of $2,000,000 in the aggregate for Parent and all Subsidiaries.

        8.9       NOTICE TO ADMINISTRATIVE LENDER

        (a) Promptly (but in no event more than two Business Days after the occurrence of each such event or matter) cause Borrowers' Agent to give notice to Administrative Lender in reasonable detail of: (i) the occurrence of any Default; (ii) any termination or cancellation of any insurance policy which Borrower or any Subsidiary is required to maintain, unless such policy is replaced without any break in coverage with an equivalent or better policy;
(iii) any uninsured or partially uninsured loss or losses through liability or property damage, or through fire, theft or any other cause affecting the property of Borrower or any Subsidiary in excess of an aggregate of $2,000,000 during any twelve month period; (iv) any change in the Organic Documents of Parent or any Subsidiary; (v) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7 together with copies of all documentation relating thereto; or (vi) the occurrence of any event that could have a Material Adverse Effect.

        (b) As soon as possible and in any event within ten days after Borrower knows or has reason to know that any "reportable event" (as defined in Title IV of ERISA) that triggers an obligation to file a notice with the PBGC with respect to any Plan has occurred, cause Borrowers' Agent to deliver to Administrative Lender a statement of the President or principal financial officer of Parent setting forth details as to such reportable event and the action which Borrowers propose to take with respect thereto, together with a copy of the notice of such reportable event to the PBGC.

        (c) Promptly, upon receipt (but in no event more than ten Business Days after receipt) of a notice by Borrower, any Affiliate of Borrower or any administrator of any Plan that the PBGC has instituted proceedings to terminate a Plan or to appoint a trustee to administer a Plan, cause Borrowers' Agent to provide to Administrative Lender a copy of such notice.

        8.10      CONDUCT OF BUSINESS

        Except as otherwise permitted by this Agreement, (a) conduct, and cause each Subsidiary to conduct, its business in the ordinary course and (b) use, and cause each Subsidiary to use, its reasonable efforts in the ordinary course and consistent with past practice to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others with whom it has business relations and (ii) keep available the services and goodwill of its present employees.

        8.11      PRESERVATION OF CORPORATE EXISTENCE, ETC.

        Preserve and maintain, and cause each Subsidiary to preserve and maintain, (i) all licenses, Permits, governmental approvals, rights, privileges, franchises and General Intangibles necessary for the conduct of its business, and (ii) its corporate existence and rights (charter and statutory), except to the extent that the failure to do so could not have a Material Adverse Effect.

        8.12      ACCESS

        (a) At any reasonable time and from time to time upon at least two Business Days prior notice from Lender (unless a Default shall have occurred and be continuing, in which case no prior notice is necessary), permit Lender and/or any of Lender's agents or representatives, to (i) examine and make copies of and abstracts from Borrower's and each Subsidiary's records and books of account,
(ii) visit Borrower's properties, (iii) discuss Borrower's and each Subsidiary's affairs, finances and accounts with any of its officers or directors who may then be reasonably available, (iv) communicate directly with Borrower's independent certified public accountants, (v) arrange for verification of Borrower's Rights to Payment under reasonable procedures directly with the obligors thereon or by other methods, and (vi) examine and inspect Borrower's and each Subsidiary's assets. Borrower shall authorize its independent certified public accountants to disclose to Lender any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, work papers or the substance of any oral information that such accountants may have with respect to the business, financial condition, results of operations or other affairs of Borrower and each Subsidiary.

        (b) Borrower shall execute and deliver at the request of Administrative Lender such instruments as may be necessary for Administrative Lender or any Lender to obtain such information concerning the business of Borrower as Administrative Lender or any Lender may require from accountants, service bureaus or others having custody of or maintaining records or assets of Borrower, provided that the foregoing shall not (and is not intended to) require Borrower to take any action that would constitute a waiver of Borrower's attorney/client privilege with any of Borrower's attorneys.

        8.13      PERFORMANCE AND COMPLIANCE WITH OTHER COVENANTS

        Perform and observe, and cause each Subsidiary to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its contractual obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do all things necessary to preserve and to keep unimpaired its rights under such contractual obligations, other than such failures the consequences of which in the aggregate could not have a Material Adverse Effect.

        8.14      FISCAL YEAR; ACCOUNTING PRACTICES

        Notify Administrative Lender at least 30 days in advance of any action it intends to take to change (i) its fiscal year or (ii) its method of accounting, or any accounting practice used by it, or the application of GAAP in a manner inconsistent with the financial statements previously delivered by it to Administrative Lender.

        8.15      ENVIRONMENTAL

        (a) Promptly give notice to Administrative Lender upon obtaining knowledge of (i) any claim, injury, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability, by or from any Governmental Authority or any third-party claimant that could result in Borrower or any Subsidiary incurring Environmental Liabilities and Costs that could have a Material Adverse Effect or (ii) the discovery of any Release at, on, under or from any real property, facility or equipment owned or leased by Borrower or a Subsidiary in excess of reportable or allowable standards or levels under any applicable Environmental Law, or in any manner or amount that could result in Borrower or any Subsidiary incurring Environmental Liabilities and Costs that could have a Material Adverse Effect.

        (b) Upon discovery of the presence on any property owned or leased by Borrower or a Subsidiary of any Contaminant that reasonably could be expected to result in Environmental Liabilities and Costs that could have a Material Adverse Effect, take all Remedial Action required by applicable Environmental Law.

        8.16      LIENS

        Keep the Collateral free and clear of all Liens, except Permitted Liens.

        8.17      FUTURE SUBSIDIARIES

        Upon any Person becoming a Subsidiary after the Closing Date, notify Administrative Lender of such event, and execute and deliver, and cause such Subsidiary to execute and deliver, such additional Loan Documents as Administrative Lender may reasonably require, including, without limitation, security agreements, guaranties and pledge agreements.

        8.18      USE OF PROCEEDS

        Use the proceeds of the Loans solely for Borrowers' general working capital and corporate purposes.

        8.19      FURTHER ASSURANCES

        At Administrative Lender's request at any time and from time to time, duly execute and deliver, and cause each Subsidiary to execute and deliver, such further agreements, documents and instruments, and do or cause to be done such further acts as may reasonably be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents, at Borrowers' expense. Administrative Lender may at any time and from time to time request a certificate from Borrowers' Agent representing that all conditions precedent to the advancement of credit contained herein are satisfied. In the event of such request by Administrative Lender, each Lender may cease to make any further advancements of credit until Administrative Lender has received such certificate and Administrative Lender has determined that such conditions are satisfied.

ARTICLE IX.       NEGATIVE COVENANTS

        Borrower covenants that so long as Lenders remain committed to extend credit to Borrower pursuant to the terms hereof and until performance and payment in full, in cash, of all Obligations, Borrower will not:

        9.1       LIENS

        Create or suffer to exist, or permit any U.S. Subsidiary to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, except Permitted Liens.

        9.2       INDEBTEDNESS

        Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Indebtedness, except the following to the extent that after giving effect to the incurrence thereof no Default exists:

        (a)    the Obligations;

        (b) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or liabilities for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with past practice and industry practice in respect of arm's length transactions;

        (c) Indebtedness outstanding on the Closing Date and referenced on
Section 6.17 of the Disclosure Schedule and all renewals, extensions, refinancing or refunding of such Indebtedness in a principal amount which does not exceed the principal amount outstanding immediately before such refinancing, together with all prepayment fees, penalties and expenses in respect of the Indebtedness being renewed, extended, refinanced or refunded, provided each such renewal, extension, refinancing or refunding is on terms and conditions no less favorable to the creditors than the Indebtedness being renewed, extended, refinanced or refunded;

        (d) Debt subordinated in writing to the Obligations on terms acceptable to Administrative Lender in favor of the prior payment in full in cash of the Obligations;

        (e) Indebtedness under Rate Protection Agreements permitted under
Section 9.13;

        (f) Indebtedness of a U.S. Subsidiary owed to Borrower or to another U.S. Subsidiary; and

        (g) purchase money Indebtedness to finance the purchase of fixed assets (including equipment); provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding (in addition to any such Indebtedness referred to in Section 9.2(c)); (ii) such Indebtedness when incurred shall not exceed the purchase price of the assets financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing.

        9.3       RESTRICTED PAYMENTS, REDEMPTIONS

        Do any of the following at any time if after giving effect to any such action a Default is continuing or would be caused by such action:

        (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents except (i) dividends paid to Borrower or (ii) dividends paid by Parent solely in Stock or Stock Equivalents of Parent; or

        (b) purchase, redeem or otherwise acquire for value any of Parent's Stock or Stock Equivalents.

        9.4       MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC.

        (a) Merge or consolidate with, or permit any Subsidiary to merge or consolidate with, any Person or acquire all or substantially all of the Stock or Stock Equivalents of any Person; provided any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, or have its stock otherwise acquired by Parent or any other Subsidiary located in the United States or any other Subsidiary having its principal place of business in the same country as such Subsidiary;

        (b) Acquire all or substantially all, or permit any Subsidiary to acquire all or substantially all of (i) the assets of any Person or (ii) the assets constituting the business of a division, branch or other unit operation of any Person; provided any Subsidiary may acquire all or substantially all of the assets of (or the assets constituting the business of a division, branch or other unit operation of) any other Subsidiary located in the United States or any other Subsidiary having its principal place of business in the same country as such Subsidiary; or

        (c) Sell, convey, transfer, lease or otherwise dispose of, or permit any Subsidiary to sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of its assets, except (i) Permitted Liens,
(ii) as otherwise permitted under item (a) or (b) above, or (iii) the sale or disposition of inventory in the ordinary course of business and/or assets which have become obsolete or are replaced in the ordinary course of business.

        9.5       INVESTMENTS

        Make, incur, assume or suffer to exist any Investment in any other Person, except: (a) Investments existing on the Closing Date and identified in
Section 9.5 of the Disclosure Schedule; (b) Cash Equivalent Investments; (c) without duplication, Investments permitted as Indebtedness pursuant to Section 9.2; (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 10.5; (e) an Investment by Parent in Colorado Sweet Gold LLC which does not exceed $10,000,000, of which not more than $5,000,000 may be in cash payable before the first anniversary of the closing of such Investment; (f) in the ordinary course of business, Investments by Borrower in any Subsidiary, or by any such Subsidiary in any of its subsidiaries, by way of contributions to capital or loans or advances; and (g) other Investments in an aggregate amount at any one time not to exceed $5,000,000 minus any losses on such Investments; provided, however, that (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (ii) no Investment otherwise permitted by item (f) or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

        9.6       CHANGE IN NATURE OF BUSINESS

        Directly or indirectly engage, or permit any Subsidiary to directly or indirectly engage, in any business activity other than its current business activity.

        9.7       PLANS

        (a) Adopt or become obligated to contribute to, or permit any U.S. Subsidiary to adopt or become obligated to contribute to, any Plan subject to Title IV or any multi-employer Plan or any other Plan subject to Section 412 of the Internal Revenue Code (except for any such Plan listed on the Disclosure Schedule on the Closing Date), (b) establish or become obligated with respect to, or permit any U.S. Subsidiary to establish or become obligated to contribute to, any new welfare benefit Plan, or modify any existing welfare benefit Plan, which is reasonably likely to result in an increase of the present value of future liabilities for post-retirement life insurance and medical benefits, or
(c) establish or become obligated to contribute to, or permit any U.S. Subsidiary to establish or become obligated to contribute to, any new unfunded pension Plan, or modify any existing unfunded pension Plan, which is reasonably likely to result in an increase in the present value of future unfunded liabilities under all such plans.

        9.8       CANCELLATION OF INDEBTEDNESS OWED TO IT

        Cancel, or permit any Subsidiary to cancel, any claim or Indebtedness owed to it except for legitimate business purposes in the reasonable judgment of Borrower and in the ordinary course of business.

        9.9       MARGIN REGULATIONS

        Use, or permit any Subsidiary to use, the proceeds of any Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

        9.10      ENVIRONMENTAL

        Permit any lessee or any other Person to dispose of any Contaminant by placing it in or on the ground or waters of any property owned or leased by Borrower or any Subsidiary, except in material compliance with Environmental Law or the terms of any Permit or other than those which in the aggregate could not have a Material Adverse Effect.

        9.11      TRANSACTIONS WITH AFFILIATES

        Enter, or permit any Subsidiary to enter, into any transaction directly or indirectly with or for any Affiliate of Borrower except in the ordinary course of business on a basis no less favorable to such Affiliate than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of Borrower involving assets that are not material to the business and operations of Borrower or the Subsidiaries.

        9.12      NEW COLLATERAL LOCATION; NAME CHANGE

        Open any new location or change its name, or permit any U.S. Subsidiary to do so, unless (i) Borrowers' Agent gives Administrative Lender (a) 30 days prior notice of the intended name change, (b) 30 days prior notice of the intended opening of such new location, and (ii) Borrowers execute and Borrowers' Agent delivers to Administrative Lender such agreements, documents and instruments as Administrative Lender deems reasonably necessary or desirable to protect its interests in the Collateral, including, without limitation, UCC-1 financing statements.

        9.13      NO SPECULATIVE TRANSACTIONS

        Engage in, or permit any Subsidiary to engage in, any Commodity Contract or Interest Rate Contract, except (i) on terms consistent with prior practice or
(ii) one or more Rate Protection Agreements on terms reasonably acceptable to Administrative Lender.

ARTICLE X.        FINANCIAL COVENANTS

        10.1      LEVERAGE RATIO

        As of the end of each fiscal quarter, Parent shall maintain a Leverage Ratio not greater than: (i) 2.75:1 as of fiscal quarters ending on or before May 31, 2002; (ii) 2.5:1 as of fiscal quarters ending after May 31, 2002 and before June 1, 2003; and (iii) 2:1 as of fiscal quarters ending after May 31, 2003.

        10.2      INTEREST COVERAGE RATIO

        As of the end of each fiscal quarter, Parent shall maintain an Interest Coverage Ratio not less than 3:1.

        10.3      FIXED CHARGE COVERAGE RATIO

        As of the end of each fiscal quarter, Parent shall maintain a Fixed Charge Coverage Ratio not less than 1:1.

        10.4      TANGIBLE NET WORTH

        Parent will not permit its Tangible Net Worth as of the end of any fiscal quarter to be less than the total of (i) an amount equal to the greater of $43,950,000 or 90% of Parent's Tangible Net Worth immediately after Penford Holdings' acquisition of Penford Australia, plus (ii) 50% of the sum of Parent's consolidated net income for each fiscal quarter since the Closing Date (exclusive of any fiscal quarter in which Parent's consolidated net income is less than zero), plus (iii) an amount equal to the proceeds of any Stock or Stock Equivalent issued by Parent or any Subsidiary after the Closing Date.

        10.5      CAPITAL EXPENDITURES

        Parent shall not make, nor permit any Subsidiary to make, capital expenditures, including, without limitation, capital leases, synthetic leases, tax retention operating leases, and financing leases, at any time, except in an amount not in excess of $20,000,000 in any fiscal year of Parent in the aggregate for Parent and the Subsidiaries. The foregoing limitation shall not apply to expenditures made to repair, modify or replace any fixed asset or improvement damaged or destroyed by or as a result of any insurable event or condemnation to the extent that the aggregate amount of all such expenditures does not exceed the net amount of the insurance and condemnation proceeds payable to Borrowers and Subsidiaries with respect to such insurable event or condemnation (including such proceeds applied to the reduction of the Revolving Loans pursuant to the terms of any of the Loan Documents).

ARTICLE XI.       EVENTS OF DEFAULT

        11.1      EVENTS OF DEFAULT

        The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

        (a) any Obligor shall fail to pay when due any amount payable under any of the Loan Documents within five days after the due date therefor;

        (b) any financial statement or certificate furnished to Administrative Lender or any Lender in connection with, or any representation or warranty made by any Obligor under any of the Loan Documents shall prove to be false or misleading in any material respect when furnished or made;

        (c) Borrowers or Borrowers' Agent shall fail to provide any certificate, report or other information which it is required to provide pursuant to Section
8.3 or Section 8.9 on the date specified in Section 8.3 or Section 8.9; provided that unless Borrowers and Borrowers'

Agent have previously failed to provide any required certificate, report or other information by the required date on two prior occasions within the preceding 12 months such failure shall be considered an Event of Default only if Borrowers and Borrowers' Agent fail to provide such certificate, report or other information within five Business Days (two Business Days with respect to Section 8.9(a)) of the earlier of (i) the date Borrower has knowledge of the failure to so provide such certificate, report or other information, or (ii) the date Administrative Lender, at the request of a Lender, notifies Borrowers' Agent of such failure;

        (d) any default by Borrowers in the performance of or compliance with any obligation, agreement or other provision contained in Sections 5.2(a), 8.5, 8.10, 8.11, 8.12, 8.14, 8.16, 8.17, 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.12 and
contained in Article X;

        (e) any default by any Obligor in the performance of or compliance with any obligation, agreement or other provision contained in any Loan Document (other than those referred to in subsections (a) through (d) above) for 30 days after notice thereof has been given to Borrowers' Agent by Administrative Lender;

        (f) any breach(es) by any Obligor or Subsidiary in the payment or performance of any other obligation(s) under the terms of any contract(s) or instrument(s) (other than any of the Loan Documents) evidencing Indebtedness in excess of $2,000,000 in the aggregate if such breach(es) has/have not been cured to the satisfaction of the affected creditor(s) or waived by such creditor(s) within any applicable cure period provided under the contract(s) or instrument(s), or the occurrence of any "Event of Default" (as defined under either of the Australian Facilities);

        (g) any judgment(s) or order(s) for the payment of money in excess of $2,000,000 in the aggregate shall be rendered against one or more Obligors and Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

        (h) any Obligor or Subsidiary shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally be unable to or fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; any Obligor or Subsidiary shall file a voluntary petition in bankruptcy, or seek to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or other Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or other Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against any Obligor or Subsidiary and is not dismissed, stayed or vacated within 60 days thereafter; any Obligor or Subsidiary shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary bankruptcy petition; any Obligor or Subsidiary shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors; or any Obligor or Subsidiary shall take any corporate action authorizing, or in furtherance of, any of the foregoing;

        (i) if any of the following events occur: (1) any Plan incurs any "accumulated funding deficiency" (as defined in ERISA) whether waived or not,
(2) Parent or any Affiliate of Parent engages in any "prohibited transaction" (as defined in ERISA), (3) any Plan is terminated, (4) a trustee is appointed by an appropriate United States district court to administer any Plan, or (5) the PBGC institutes proceedings to terminate any Plan or to appoint a trustee to administer any Plan;

        (j) the dissolution or liquidation of any Obligor or Subsidiary, or any Obligor or Subsidiary or its directors or stockholders shall take action seeking to effect the dissolution or liquidation of any Obligor or Subsidiary;

        (k)    any Change in Control;

        (l)    any draw on a Letter of Credit; or

        (m) any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

        11.2      REMEDIES

        (a) During the continuance of any Event of Default (other than an Event of Default referred to in Section 11.1(h)), Administrative Lender may, with the consent of the Required Lenders, or shall, upon instructions from the Required Lenders, by notice to Borrowers' Agent, (i) terminate the obligations of Lenders to extend any further credit under any of the Loan Documents, and (ii) declare all or any part of the Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrowers, and/or take such enforcement action as is permitted under this Section 11.2. Upon the occurrence or existence of any Event of Default described in Section 11.1(h), immediately and without notice, (A) the obligations, if any, of Lenders to extend any further credit under any of the Loan Documents shall automatically cease and terminate, and (B) all indebtedness of Borrowers under the Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrowers. Immediately after taking any action under this Section 11.2, Administrative Lender shall notify each Lender of such action.

        (b) During the continuance of an Event of Default, Administrative Lender, in addition to any other rights and remedies contained in the Loan Documents, shall have all of the rights and remedies of a secured party under the Code and all other applicable law, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law. Administrative Lender may cause the Collateral to remain on Borrower's premises, at Borrowers' expense, pending sale or other disposition thereof. Administrative Lender shall have the right to conduct such sales on Borrower's premises or elsewhere, at Borrowers' expense, on such occasion(s) as Administrative Lender may see fit, and Borrowers, at Administrative Lender's request, will, at Borrowers' expense, assemble the Collateral and make it available to Administrative Lender at such place(s) as Administrative Lender may reasonably designate from time to time. Any sale, lease or other disposition by Administrative Lender of the Collateral, or any part thereof, may be for cash or other value. Borrowers shall execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, deeds, waivers, certificates and affidavits and take such further action as Administrative Lender shall reasonably require in connection with such sale, and Borrower hereby constitutes Administrative Lender as its attorney-in-fact to execute any such instrument, document, assignment, deed, waiver, certificate or affidavit on behalf of Borrower and in its name. At any sale of the Collateral, the Collateral to be sold may be sold in one lot as an entirety or in separate lots as Administrative Lender may determine. Administrative Lender shall not be obligated to make any sale of any Collateral if it determines not to do so, regardless of the fact that notice of sale was given. Administrative Lender may, without notice or publication, adjourn any public or private sale or cause the sale to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which it is so adjourned. In case any sale of Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Administrative Lender until the sale price is paid, but Administrative Lender shall not incur any liability if any purchaser fails to pay for any Collateral so sold and, in case of any such failure, such Collateral may be sold again. At any public sale, any Lender (i) may bid for or purchase the Collateral offered for sale free (to the extent permitted by law) from any rights of redemption, stay or appraisal on the part of Borrower with respect to the Collateral, (ii) make payment on account thereof by using any claim then due and payable to such Lender from Borrower as a credit against the purchase price, and (iii) upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Borrower therefor. Borrowers acknowledge that portions of the Collateral may be difficult to preserve and dispose of and may be subject to complex maintenance and management; accordingly, Administrative Lender shall have the widest possible latitude in the exercise of its rights and remedies hereunder.

        (c) Administrative Lender is hereby granted a license and right to use, without charge upon the occurrence and during the continuance of an Event of Default and until the Obligations are fully and finally paid in cash, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, advertising material, General Intangibles and any other property of a similar nature in completing the production, advertising for sale and sale of any Collateral.

        (d) Any notice required to be given by Administrative Lender with respect to any of the Collateral, which notice is given pursuant to Section 13.1 and deemed received pursuant to Section 13.1 at least five Business Days before a sale, lease, disposition or other intended action by Administrative Lender with respect to any of the Collateral, shall constitute fair and reasonable notice to Borrowers of any such action. A public sale in the following fashion shall be conclusively presumed to be reasonable: (i) the sale is held in a county where any part of the Collateral is located or in which Borrower has a place of business; (ii) the sale is conducted by auction, but it need not be by a professional auctioneer; (iii) any Collateral is sold as is and without any preparation for sale; and (iv) Borrowers' Agent is given notice of such public sale pursuant to the preceding sentence.

        (e) Upon the occurrence and during the continuance of an Event of Default, Administrative Lender shall have, with respect to Rights to Payment, all rights and powers to: (i) direct any and all account debtors to make all payments in respect of the Rights to Payment directly to Administrative Lender or otherwise demand payment of any or all of the Rights to Payment; (ii) enforce payment of any or all of the Rights to Payment by legal proceedings or otherwise; (iii) exercise Borrower's rights and remedies with respect to any actions or proceedings brought to collect a Right to Payment; (iv) sell or assign any Right to Payment upon such terms, for such amount and at such time or times as Administrative Lender deems advisable; (v) settle, adjust, compromise, extend or renew a Right to Payment; (vi) discharge or release any Right to Payment; and (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or any similar document against an account debtor, and to otherwise exercise the rights granted herein.

        (f) Administrative Lender shall have no obligation (i) to preserve any rights to the Collateral against any Person, (ii) to make any demand upon or pursue or exhaust any rights or remedies against Borrowers or others with respect to payment of the Obligations, (iii) to pursue or exhaust any rights or remedies with respect to any of the Collateral or any other security for the Obligations, or (iv) to marshal any assets in favor of Borrower or any other Person against or in payment of any or all of the Obligations.

        (g) Borrowers recognize that federal and/or state securities and other laws may limit the flexibility desired to achieve an otherwise commercially reasonable disposition of Collateral, and in the event of potential conflict between such laws and what in other circumstances might constitute commercial reasonableness, it is intended that consideration of such laws will prevail over attempts to achieve such commercial reasonableness. In connection with any sale or other disposition of Collateral, compliance by Administrative Lender with the written advice of its counsel concerning the potential effect of any such law will not be cause for Borrower, or any other Person, to claim that such sale or other disposition was not commercially reasonable.

        (h) Borrowers shall pay to Administrative Lender (for distribution to Lenders, as appropriate), on demand and as part of the Obligations, all costs and expenses, including court costs and costs of sale, incurred by Administrative Lender or any Lender in exercising any of its rights or remedies hereunder, and all costs and expenses incurred in connection with any review of any part of the Collateral.

        11.3      ADMINISTRATIVE LENDER AS BORROWERS' ATTORNEY

        Borrower hereby appoints Administrative Lender or any other Person whom Administrative Lender may designate, as Borrower's attorney, with power during the continuation of an Event of Default: to indorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Administrative Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any Right to Payment, on drafts against customers, on schedules and assignments of Rights to Payment, on notices of assignment, financing statements and other public records, and on notices to customers; to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Administrative Lender; to receive, open and process all mail addressed to Borrower; to ask for, demand, sue for, collect, receive, receipt and give aquittance for any and all moneys due or to become due with respect to any Collateral; to settle, compromise, prosecute or defend any action, claim or proceeding with respect to Collateral; to sell, assign, pledge, transfer and make any agreement with respect to or otherwise deal with the Collateral; and to do all things necessary to perfect Administrative Lender's security interest in the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement; provided, however, that nothing contained in this Section
11.3 will be construed as requiring or obligating Administrative Lender to take any action. Provided Administrative Lender acts in a reasonable manner, Borrower ratifies and approves all acts of such attorney, and neither Administrative Lender nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power being coupled with an interest is irrevocable until the Obligations have been fully satisfied and indefeasibly paid in cash or the financing arrangements between Administrative Lender and Borrowers are terminated, whichever shall later occur.

ARTICLE XII.      ADMINISTRATIVE LENDER

        The Intercreditor Agreement sets forth certain provisions with respect to the appointment and duties of the Administrative Lender and the Administrative Lender's relationship with the Lenders. No Lender identified as a "Syndication Lender" or "Documentation Lender" shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity. Each Lender acknowledges that it has not relied on and will not rely on any Lender identified as a "Syndication Lender" or "Documentation Lender" in deciding to enter into this Agreement or in taking or not taking any action hereunder.

ARTICLE XIII.     MISCELLANEOUS

        13.1      NOTICES

        Except as specified otherwise herein, all notices, requests and demands which any party is required or may desire to give to any other party under this Agreement must be in writing. Each notice to be given to Administrative Lender or any Lender shall be addressed to Administrative Lender and each Lender at its address or fax number set forth as the "Address for Notices" for Administrative Lender or such Lender in Schedule I hereto, or to such other address or fax number as Administrative Lender or any Lender may designate for itself by notice to all other parties. Each notice to be given to Borrowers' Agent or Borrower shall be addressed to Borrowers' Agent at the following address or fax number:

        To Borrowers' Agent:        Penford Corporation
                                    777 108th Avenue N.E.
                                    Suite 2390
                                    Bellevue, Washington  98004
                                    Attn:  Chief Executive Officer
                                    Fax:  (425) 462-2819

or to such other address or fax number as Borrowers' Agent may designate for itself by notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) three Business Days following deposit in the United States mails, with first class postage prepaid, (b) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery, or (c) upon receipt of notice given by fax, mailgram, telegram, telex, or personal delivery.

        13.2      COSTS, EXPENSES, ATTORNEYS' FEES

        Borrowers shall pay immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise), incurred by Administrative Lender and/or any Lender in connection with (a) the negotiation and preparation of the Loan Documents, (b) the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of Administrative Lender's and/or any Lender's rights (except in a dispute solely between Lenders), including, without limitation, periodic collateral examinations, and/or the collection of any amounts which become due under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower. If legal action is required to enforce the terms of any Loan Document, the prevailing party will be entitled to reasonable attorneys' fees and costs incurred therein, whether incurred at arbitration, trial, on appeal, in a bankruptcy proceeding, or otherwise.

        13.3      INDEMNIFICATION

        (a) To the fullest extent permitted by law, Borrowers hereby agree to protect, indemnify, defend and hold harmless each of Administrative Lender and Lenders and each of their respective officers, directors, shareholders, employees, agents, attorneys and Affiliates (collectively, "Indemnitees") from and against any liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise) and other expenses, including the allocated costs and expenses of internal counsel) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to any Loan Document, including without limitation any use by Borrower of any proceeds of credit advanced, except to the extent such liability arises from the willful misconduct or gross negligence of the Indemnitees (collectively, the "Indemnified Liabilities").

        (b) Upon receiving knowledge of any suit, claim or demand asserted by a third party that Administrative Lender and/or any Lender believes is covered by this indemnity, such Indemnitee shall give Borrowers' Agent notice of the matter and an opportunity to defend it, at Borrowers' sole cost and expense, with legal counsel satisfactory to such Lender. Such Lender may also require Borrowers to defend the matter. Any failure or delay of such Lender to notify Borrowers' Agent of any such suit, claim or demand shall not relieve Borrowers of their obligations under this Section, but shall reduce such obligations to the extent of any increase in those obligations caused solely by an unreasonable failure or delay in providing such notice. Borrowers may not settle or otherwise compromise any claim with respect to any Indemnified Liability unless the settlement includes an unconditional release of the Indemnitee from all liability on claims that are the subject of such settlement and may not settle or otherwise compromise any claim with respect to any Indemnified Liability, other than a claim for money damages, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

        (c) If and to the extent that the foregoing undertaking may be unenforceable for any reason Borrowers shall make the maximum contribution permissible under applicable law to the payment and satisfaction of each of the Indemnified Liabilities.

        (d) This Section shall survive the payment in full and performance of all of Borrowers' other Obligations.

        13.4      WAIVERS, AMENDMENTS

        Any term, covenant, agreement or condition of any Loan Document may be amended or waived if such amendment or waiver is in writing and is signed by the Required Lenders (or by Administrative Lender with written consent of the Required Lenders), Borrowers' Agent and any other party thereto; provided, however, that any amendment, waiver or consent which affects the rights or duties of Administrative Lender or L/C Bank must be in writing and be signed also by the affected Administrative Lender or L/C Bank; and provided further, that any amendment, waiver or consent which effects any of the following changes must be in writing and signed by all Lenders (or by Administrative Lender with the written consent of all Lenders):
(a) increases the maximum amount of credit available hereunder; (b) extends the maturity date of any Loan; (c) reduces the principal of, or interest (including default rate interest) on, any Loan or any fees or other amounts payable for the account of Lenders hereunder; (d) postpones or conditions any date fixed for any payment of the principal of, or interest on, any Loan or any fees or other amounts payable for the account of Lenders hereunder; (e) waives or amends this
Section 13.4; (f) amends the definition of Required Lenders or any provision of this Agreement requiring approval of the Required Lenders or some other specified amount of Lenders; (g) increases or decreases the Commitment or the Ratable Portion of any Lender (other than through an assignment under Section 13.5); (h) waives any of the conditions set forth in Article VII; (i) releases any material Collateral; (j) amends any of the draw conditions of a Letter of Credit set forth in Section 3.3(a) or (k) amends any guaranty of the Obligations (or releases any guarantor of is obligations thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        13.5      SUCCESSORS AND ASSIGNS

        (a) BINDING EFFECT. The Loan Documents shall be binding upon and inure to the benefit of Borrowers, Administrative Lender, Lenders, all future holders of the Notes and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of Administrative Lender and each Lender. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

        (b) PARTICIPATIONS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any obligation owing to such Lender under the Loan Documents, provided Lender does so in compliance with the terms of the Intercreditor Agreement. In the event of any such sale, (i) such Lender's obligations under the Loan Documents to the other parties to the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of all Notes for all purposes under this Agreement, and (iv) Borrowers, Borrowers' Agent and Administrative Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Participants shall have no rights under the Loan Documents except as provided below. No Lender shall sell any participating interest under which the Participant shall have any right to vote on any amendment, consent or waiver of any Loan Document; provided, however, that any agreement under which any Lender sells a participating interest to a Participant may require the selling Lender to obtain the consent of such Participant in order for such Lender to agree or consent to any amendment of a type specified in items (a)-(k) of Section 13.4. No agreement under which any Lender sells a participating interest to a Participant may permit the Participant to transfer, pledge, assign, sell participations in or otherwise encumber its participating interest. If any amount outstanding under the Loan Documents is due and unpaid, each Participant shall have all the rights of a "Lender" under Section 13.6 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, however, that such rights of setoff shall be subject to the obligation of such Participant to share with Lenders, and Lenders agree to share with such Participant, as provided in Section 3.8(b). Borrowers also agree that any Lender which has transferred all or part of its interests in the Obligations to one or more Participants shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Section 3.9, as if such Lender had not made such transfer. Without limiting the foregoing, no Participant shall be entitled to costs, expenses or attorneys' fees under Section 13.2 or Section 13.3.

        (c) ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time, sell and assign to any Lender, any Affiliate of a Lender or any other bank or financial institution (individually, an "Assignee") all or any portion of its rights and obligations under the Loan Documents (such a sale and assignment to be referred to herein as an "Assignment"), provided Lender does so in compliance with the terms of the Intercreditor Agreement and provided that in the absence of a Default, Borrowers' Agent has consented to any such Assignment which is not to a Lender or an Affiliate of a Lender, which consent will not be unreasonably withheld. Each assigning Lender ("Assignor") shall, notwithstanding an Assignment of all of its rights and obligations under the Loan Documents, nevertheless be entitled to the indemnification rights contained in Section 13.3 for any events, acts or omissions occurring before the effective date of its Assignment. Each Assignment shall be deemed to amend Schedule I hereto to the extent necessary to reflect the addition of each Assignee and the resulting adjustment of Commitments. On or prior to the effective date of any Assignment, Borrowers, at their own expense, shall execute and deliver to Administrative Lender, in exchange for each surrendered Note of the Assignor, a new Note to the order of the Assignee thereunder (with each new Note to be in an amount equal to the applicable Commitment assumed by such Assignee) and, if the Assignor has retained Commitment(s) hereunder, new Note(s) to the order of the Assignor (with each new Note to be in an amount equal to the applicable Commitment retained by the Assignor). Any Note surrendered by the Assignor shall be returned by Administrative Lender to Borrowers' Agent marked "Exchanged".

        (d) REGISTER. Administrative Lender shall maintain at Administrative Lender's Office a record of each Assignment and a register for the recordation of the names and addresses of Lenders and the Commitments of each Lender from time to time. The entries in the register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Administrative Lender and Lenders may treat each entity whose name is recorded in the register as a Lender hereunder for all purposes of this Agreement. The register shall be available for inspection by Borrowers' Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (e) REGISTRATION. Upon its receipt of an executed Assignment Agreement as contemplated by the Intercreditor Agreement executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate of a Lender, by Borrowers' Agent and Administrative Lender) together with payment by such Assignee to Administrative Lender of a registration and processing fee of $3,500, Administrative Lender shall (i) promptly accept such Assignment Agreement and (ii) on the effective date of such Assignment record the information contained therein in the Register and give notice of such acceptance and recordation to Lenders and Borrowers' Agent. Administrative Lender may, from time to time at its election, prepare and deliver to Lenders and Borrowers' Agent a revised Schedule I reflecting the names, addresses and respective Commitments of all Lenders then parties hereto.

        (f) FEDERAL RESERVE BANK. Notwithstanding the foregoing provisions of this Section, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment will release such Lender from such Lender's obligations hereunder or under any other Loan Document.

        13.6      SETOFF

        In addition to any rights and remedies of Lenders provided by law, each Lender shall have the right, with the prior consent of Administrative Lender (which consent will not be unreasonably withheld) but without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, during the continuance of an Event of Default to setoff and apply against any indebtedness, whether matured or unmatured, of Borrower to such Lender any amount owing from such Lender or any Affiliate thereof to Borrower at any time during the continuation of an Event of Default. This right of setoff may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the occurrence of an Event of Default. Each Lender agrees promptly to notify Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

        13.7      NO WAIVER; CUMULATIVE REMEDIES

        No failure on the part of Administrative Lender or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, powers, privileges and remedies that may otherwise be available to Administrative Lender or any Lender.

        13.8      ENTIRE AGREEMENT

        The Loan Documents constitute the entire agreement among Borrowers, Administrative Lender and Lenders with respect to the Loans and the Letters of Credit and supersede all prior negotiations, communications, discussions, correspondence and agreements concerning the subject matter hereof.

        13.9      NO THIRD PARTY BENEFICIARIES

        This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

        13.10     TIME

        Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

        13.11     SEVERABILITY OF PROVISIONS

        If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        13.12     GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

        13.13     SUBMISSION TO JURISDICTION

        EACH OF BORROWER, ADMINISTRATIVE LENDER AND LENDERS HEREBY: (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON AND THE FEDERAL COURTS OF THE UNITED STATES FOR THE WESTERN DISTRICT OF WASHINGTON FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS; (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH

COURTS; (C) IRREVOCABLY WAIVES (TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

        13.14     WAIVER OF JURY TRIAL

        EACH OF BORROWER, ADMINISTRATIVE LENDER AND LENDERS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND/OR ANY OTHER OF THE LOAN DOCUMENTS. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.

        13.15     COUNTERPARTS

        This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Delivery of an executed signature page of this Agreement by fax shall be effective as delivery of a manually executed counterpart hereof.

        13.16     CONFIDENTIALITY

        Lenders shall hold all non-public information (which has been identified as such by Borrowers' Agent) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any Governmental Authority or pursuant to legal process; provided, however, that (a) unless specifically prohibited by applicable law or court order, each Lender shall notify Borrowers' Agent of any request by any Governmental Authority (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, (b) prior to any such disclosure pursuant to this Section, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing (i) to be bound by this Section and (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section, and (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by Borrower or any Subsidiary.

        13.17     OTHER TRANSACTIONS

        Nothing contained herein shall preclude Administrative Lender or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Affiliates in which Borrower or such Affiliate is not restricted by any Loan Document from engaging with any other Person.

        13.18     WASHINGTON STATUTORY NOTICE

        ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                               [INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, this Credit Agreement has been duly executed as of the date first written above.

PENFORD CORPORATION                              PENFORD PRODUCTS CO.


By: /s/ Keith T. Fujinaga                        By: /s/ Keith T. Fujinaga
Title: Assistant Secretary                       Title: Assistant Secretary


THE BANK OF NOVA SCOTIA                          U.S. BANK NATIONAL ASSOCIATION


By: /s/ Patrik G. Norris                         By: /s/ James R. Farmer
Title: Director                                  Title: Vice President


                                                 KEYBANK NATIONAL ASSOCIATION


                                                 By: /s/ Thomas A. Crandell
                                                 Title: Senior Vice President

                                   SCHEDULE I

THE BANK OF NOVA SCOTIA

        REVOLVING LOAN COMMITMENT:  $20,952,000    (38.0945455%)
        TERM LOAN COMMITMENT        $15,238,000    (38.0950000%)
        L/C COMMITMENT              $ 3,810,000    (38.1000000%)
                                    -----------
        TOTAL COMMITMENT            $40,000,000

        INITIAL RATABLE PERCENTAGE  38.0952381%


Applicable Lending Office:
-------------------------
The Bank of Nova Scotia
Corporate Banking
888 S.W. 5th Avenue, Suite 750
Portland, Oregon 97204-2078
Attn: Patrik G. Norris
Telephone: (503) 222-3148
Fax: (503) 222-5502

Address for Notices:
-------------------
The Bank of Nova Scotia
Atlanta Agency
600 Peachtree Street N.E., Suite 2700
Atlanta, Georgia 30308
Attn: Ms. Hilma Gabbidon
Telephone: (404) 877-1558
Fax: (404) 888-8998

Wiring Instructions:
-------------------
The Bank of Nova Scotia, New York Agency
ABA#026002532, for further credit to
account # 0610232, Portland Loan Servicing,
Ref.: Penford Corporation

KEYBANK NATIONAL ASSOCIATION

        REVOLVING LOAN COMMITMENT:  $17,024,000    (30.9527273%)
        TERM LOAN COMMITMENT        $12,381,000    (30.9525000%)
        L/C COMMITMENT              $ 3,095,000    (30.9500000%)
                                    -----------
        TOTAL COMMITMENT            $32,500,000

        INITIAL RATABLE PERCENTAGE  30.9523810%


Applicable Lending Office:
-------------------------
KeyBank National Association
Large Corporate Group
601 108th Avenue NE, 5th Floor
Bellevue, Washington 98009
Attn: Ms. Mary K. Young
Telephone: (425) 709-4580
Fax: (425) 709-4587

Address for Notices:
-------------------
KeyBank National Association
Large Corporate Group
601 108th Avenue NE, 5th Floor
Bellevue, Washington 98009
Attn: Ms. Mary K. Young
Telephone: (425) 709-4580
Fax: (425) 709-4587

Wiring Instructions:
-------------------
KeyBank National Association
ABA#125000574
for further credit to
account #01500163, Seattle, Washington
Ref.: Penford Corporation

U. S. BANK NATIONAL ASSOCIATION

        REVOLVING LOAN COMMITMENT:  $17,024,000    (30.9527273%)
        TERM LOAN COMMITMENT        $12,381,000    (30.9525000%)
        L/C COMMITMENT              $ 3,095,000    (30.9500000%)
                                    -----------
        TOTAL COMMITMENT            $32,500,000

        INITIAL RATABLE PERCENTAGE  30.9523810%


Applicable Lending Office:
-------------------------
U.S. Bank National Association
1420 Fifth Avenue, Eleventh Floor
Seattle, Washington 98101
Attn: James Farmer
Telephone: (206) 587-5237
Fax: (206) 334-3654

Address for Notices:
-------------------
U.S. Bank National Association
1420 Fifth Avenue, Eleventh Floor
Seattle, Washington 98101
Attn: James Farmer
Telephone: (206) 587-5237
Fax: (206) 334-3654

Wiring Instructions:
-------------------
U.S. Bank National Association
ABA#125000105
for further credit to
account #00340012160600
Attn: Lynn Lawrence, Commercial Loan
Servicing Center -- West PL-7 CLSC
Customer: Penford Corporation
AFS Number: 6799589966

                                   SCHEDULE II

                               DISCLOSURE SCHEDULE

        Existing Liens:

        Exceptions to Representations and Warranties:

        Subsidiaries:

        Existing Debt and Indebtedness Incurred Outside Ordinary Course:

        Locations:

        Existing Investments:

        Existing Plans:

                                  SCHEDULE III

                                PRICING SCHEDULE

                                       Level I       Level II      Level III
     ------------------------------- ------------- -------------- -------------
     Base Rate Margin                   50bps          75bps         100bps
     ------------------------------- ------------- -------------- -------------
     LIBOR Margin                      175bps         200bps         225bps
     ------------------------------- ------------- -------------- -------------
     Commitment Fee                     30bps          35bps          40bps
     ------------------------------- ------------- -------------- -------------

        For purposes of this Pricing Schedule, the following terms have the following meanings:

        "LEVEL I" applies on any day after the Reporting Date if, on such day, the applicable Leverage Ratio is less than or equal to 2:1.

        "LEVEL II" applies on any day after the Reporting Date if, on such day, the applicable Leverage Ratio is greater than 2:1 and less than or equal to 2.5:1.

        "LEVEL III" applies until the Reporting Date and on any day thereafter if, on such day, the applicable Leverage Ratio is greater than 2.5:1.

        "REPORTING DATE" means the first Business Day after the receipt by Administrative Lender of the certificate required by Section 8.3(iii) for Parent's fiscal quarter ending May 31, 2001.

        For purposes of this Pricing Schedule, the Leverage Ratio shall be calculated once every fiscal quarter based on the financial information most recently reported pursuant to Section 8.3 of the Agreement; provided, however, that the Leverage Ratio shall not be computed on the financial information most recently reported pursuant to Section 8.3 until the later of the fifth day of the month after receipt of such information or five Business Days after the receipt thereof and if the most recent report required pursuant to Section 8.3 has not been delivered, or if Administrative Lender reasonably objects to the accuracy of such report within five Business Days after the receipt thereof, the next higher Level from the Level then in effect shall apply until such time as the delinquent report is delivered or Administrative Lender's objections are resolved to Administrative Lender's reasonable satisfaction.

                                    EXHIBIT A
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                            FORMS OF PROMISSORY NOTES

                         REVOLVING LOANS PROMISSORY NOTE

$_______________                                               November 15, 2000



        FOR VALUE RECEIVED, the undersigned, PENFORD CORPORATION, a Washington corporation, and PENFORD PRODUCTS CO., a Delaware corporation, (each individually referred to as "Borrower" and both collectively referred to as "Borrowers"), hereby jointly and severally promise to pay to the order of __________________________ ("Lender") on the Revolver Maturity Date, or at such earlier time as is provided in that certain Amended and Restated Credit Agreement among Borrowers, The Bank of Nova Scotia (as Administrative Lender) and the lenders named therein dated as of November 15, 2000, (as further amended, modified or supplemented from time to time, the "Credit Agreement"), the principal sum of _______________ Dollars ($_____________), or such lesser amount as shall equal the aggregate outstanding principal balance of all Revolving Loans made by Lender to Borrowers pursuant to the Credit Agreement.

        This promissory note is one of the promissory notes referred to in, and subject to the terms of, the Credit Agreement. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

        Borrowers further promise to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made to Administrative Lender in lawful money of the United States and in same day or immediately available funds.

        Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Lender's failure to so record such amounts shall not limit or otherwise affect Borrower's obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

        Borrowers shall pay all costs of collection, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise). No delay or failure on the part of Lender to exercise any of its rights hereunder shall be deemed a waiver of such rights or any other right of Lender nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion. Borrowers and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

        The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrowers.

        Borrowers' obligations evidenced by this promissory note are secured by the collateral described in the Loan Documents. The Loan Documents describe the rights of Administrative Lender, Lender and any other holder hereof with respect to the collateral.

        In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

        This promissory note shall be governed by and construed in accordance with the laws of the State of Washington.

        ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                      PENFORD CORPORATION



                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                      PENFORD PRODUCTS CO.



                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                            TERM LOAN PROMISSORY NOTE

$_______________                                               November 15, 2000


        FOR VALUE RECEIVED, the undersigned, PENFORD CORPORATION, a Washington corporation, and PENFORD PRODUCTS CO., a Delaware corporation, (each individually referred to as "Borrower" and both collectively referred to as "Borrowers"), hereby jointly and severally promise to pay to the order of __________________________ ("Lender") the principal sum of _______________
Dollars ($_____________) as follows: (A) on the last day of each February, May, August and November beginning May 31, 2001 repay the outstanding principal balance, or, if less, make a principal payment as follows: (i) before September 1, 2001, the amount of each payment shall be $_______; and (ii) after September 1, 2001, the amount of each payment shall be $________; (B) make additional principal payments in the amounts and on the dates set forth in that certain Amended and Restated Credit Agreement among Borrowers, The Bank of Nova Scotia (as Administrative Lender) and the lenders named therein dated as of November 15, 2000, (as further amended, modified or supplemented from time to time, the "Credit Agreement") and (C) the outstanding principal balance, together with all accrued and unpaid interest and related fees, on the Maturity Date.

        This promissory note is one of the promissory notes referred to in, and subject to the terms of, the Credit Agreement. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

        Borrowers further promise to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made to Administrative Lender in lawful money of the United States and in same day or immediately available funds.

        Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Lender's failure to so record such amounts shall not limit or otherwise affect Borrower's obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

        Borrowers shall pay all costs of collection, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise). No delay or failure on the part of Lender to exercise any of its rights hereunder shall be deemed a waiver of such rights or any other right of Lender nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion. Borrowers and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

        The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrowers.

        Borrowers' obligations evidenced by this promissory note are secured by the collateral described in the Loan Documents. The Loan Documents describe the rights of Administrative Lender, Lender and any other holder hereof with respect to the collateral.

        In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

        This promissory note shall be governed by and construed in accordance with the laws of the State of Washington.

        ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                      PENFORD CORPORATION



                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                      PENFORD PRODUCTS CO.

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT B
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                      NOTICE OF AUTHORIZED REPRESENTATIVES

The Bank of Nova Scotia
Atlanta Agency
600 Peachtree Street N.E., Suite 2700
Atlanta, Georgia  30308
Attn: Ms. Hilma Gabbidon

AND

The Bank of Nova Scotia
888 S.W. 5th Avenue, Suite 750
Portland, Oregon
Attn: Patrik G. Norris

        Reference is made to that certain Amended and Restated Credit Agreement among Penford Corporation, a Washington corporation, Penford Products Co., a Delaware corporation, (each individually referred to as "Borrower" and both collectively referred to as "Borrowers"), The Bank of Nova Scotia (as Administrative Lender) and the lenders named therein dated as of November 15, 2000, (as further amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

        Borrowers' Agent hereby represents to Administrative Lender that the following persons are the Authorized Representatives, as defined in the Credit Agreement, and that the signatures opposite their names are their true signatures:

        Name and Office                      Signature

        ---------------------                ----------------------------

        ---------------------                ----------------------------

        ---------------------                ----------------------------

        ---------------------                ----------------------------

        ---------------------                ----------------------------

        Administrative Lender is authorized to rely on this Notice of Authorized Representatives until such time, if any, as Borrowers' Agent has delivered to Administrative Lender, and Administrative Lender has received, a duly executed Notice of Authorized Representatives in substitution hereof. This Notice of Authorized Representatives cancels and supersedes any Notice of Authorized Representatives at any time prior to the date hereof delivered by Borrowers' Agent to Administrative Lender.

        IN WITNESS WHEREOF, Borrowers' Agent hereby confirms that it has caused this Notice of Authorized Representatives to be duly executed as of
______________.

                                      PENFORD CORPORATION, Borrowers' Agent



                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT C
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                               NOTICE OF BORROWING

The Bank of Nova Scotia
Atlanta Agency
600 Peachtree Street N.E., Suite 2700
Atlanta, Georgia  30308
Attn: Ms. Hilma Gabbidon

AND

The Bank of Nova Scotia
888 S.W. 5th Avenue, Suite 750
Portland, Oregon
Attn: Patrik G. Norris

        Reference is made to that certain Amended and Restated Credit Agreement among Penford Corporation, a Washington corporation, Penford Products Co., a Delaware corporation, (each individually referred to as "Borrower" and both collectively referred to as "Borrowers"), The Bank of Nova Scotia (as Administrative Lender) and the lenders named therein dated as of November 15, 2000, (as further amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

        1. Pursuant to Section 3.1 of the Credit Agreement, Borrowers' Agent, on behalf of Borrowers, hereby requests Revolving Loans upon the following terms:

        (a)    The aggregate principal amount is to be $___________.

        (b)    The date of borrowing is to be _________.

        (c) $________ of the Loans are to be Base Rate Loans, and $________ of the Loans are to be LIBOR Loans with a Fixed Rate Term of ______ month(s).

        2. Borrowers' Agent, on behalf of Borrowers, hereby certifies to Administrative Lender and Lenders that, on the date of this Notice of Borrowing and after giving effect to the requested disbursement (including the use of the proceeds thereof):

        (a) Borrowers' representations and warranties in the Loan Documents are correct in all material respects as if made on the date hereof;

        (b) no Default is continuing or would result from the requested Loans being made; and

        (c) no event or circumstance exists that could have a Material Adverse Effect.

        The party signing below on behalf of Borrowers' Agent is an Authorized Representative and has caused this Notice of Borrowing to be duly executed on behalf of Borrowers as of ______________.

                                      PENFORD CORPORATION, Borrowers' Agent

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT D
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                      NOTICE OF CONVERSION OR CONTINUATION

The Bank of Nova Scotia
Atlanta Agency
600 Peachtree Street N.E., Suite 2700
Atlanta, Georgia  30308
Attn: Ms. Hilma Gabbidon

AND

The Bank of Nova Scotia
888 S.W. 5th Avenue, Suite 750
Portland, Oregon
Attn: Patrik G. Norris

        Reference is made to that certain Amended and Restated Credit Agreement among Penford Corporation, a Washington corporation, Penford Products Co., a Delaware corporation, (each individually referred to as "Borrower" and both collectively referred to as "Borrowers"), The Bank of Nova Scotia (as Administrative Lender) and the lenders named therein dated as of November 15, 2000, (as further amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

        1. Pursuant to Section 3.5 of the Credit Agreement, Borrowers' Agent, on behalf of Borrowers, hereby requests [the continuation of all or part of outstanding LIBOR Loans with Fixed Rate Terms ending on ___________] [the conversion of all or part of its outstanding Base Rate Loans], as follows:

        (a) The Loans to which this Notice applies are $_______ of Revolving Loans and $_________ of the Term Loan.

        (b)    The effective date of continuation and/or conversion is to be
_________ .

        (c) The aggregate amount of [said outstanding LIBOR Loans that are Revolving Loans to be continued as] [said outstanding Base Rate Loans that are Revolving Loans to be converted to] LIBOR Loans, and each requested Fixed Rate Term, are:

               Amount                  Fixed Rate Term

               $                       __________ months
                --------------

               $                       __________ months
                --------------

        (d) The aggregate amount of [said outstanding LIBOR Loans that are part of the Term Loan to be continued as] [said outstanding Base Rate Loans that are part of the Term Loan to be converted to] LIBOR Loans, and each requested Fixed Rate Term, are:

               Amount                  Fixed Rate Term

               $                       __________ months
                --------------

               $                       __________ months
                --------------

        (e) The aggregate amount of said outstanding LIBOR Loans that are Revolving Loans to be continued as Base Rate Loans is $___________. The aggregate amount of said outstanding LIBOR Loans that are part of the Term Loan to be continued as Base Rate Loans is $___________.

        2. Borrowers' Agent, on behalf of Borrowers, hereby certifies to Administrative Lender and Lenders that, on the date of this Notice of Conversion or Continuation, no Default has occurred and is continuing.

        The party signing below on behalf of Borrowers' Agent is an Authorized Representative and has caused this Notice of Conversion or Continuation to be duly executed on behalf of Borrowers as of _____________.

                                      PENFORD CORPORATION, Borrowers' Agent


                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT E
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                              OFFICER'S CERTIFICATE

The Bank of Nova Scotia
Atlanta Agency
600 Peachtree Street N.E., Suite 2700
Atlanta, Georgia  30308
Attn: Ms. Hilma Gabbidon

AND

The Bank of Nova Scotia
888 S.W. 5th Avenue, Suite 750
Portland, Oregon
Attn: Patrik G. Norris

        This certificate is furnished pursuant to Section 8.3 of that certain Amended and Restated Credit Agreement among Penford Corporation, a Washington corporation, Penford Products Co., a Delaware corporation, (each individually referred to as "Borrower" and both collectively referred to as "Borrowers"), The Bank of Nova Scotia (as Administrative Lender) and the lenders named therein dated as of November 15, 2000, (as further amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

        The undersigned hereby certifies that:

        (1) the financial statements of Parent attached hereto for the [quarter] [year] ending _________________, ____ were prepared in accordance with GAAP and fairly present in all material respects consolidated and consolidating balance sheets of Parent and the Subsidiaries as of the end of such [quarter] [year] and consolidated and consolidating statements of earnings and cash flow of Parent and the Subsidiaries for such [quarter] [year] and year-to-date (subject to normal year end adjustments and without notes);

        (2) [no Default existed at any time during such [quarter] [year]] [no Default existed at any time during such [quarter] [year] except for the events described below and a detailed statement of the action which Borrowers [have taken] [propose to take] with respect to each such event is set forth the description of such event below]; and

        (3) the calculation demonstrating Borrowers' compliance with the covenants set forth in Article X is attached hereto.

        Dated:__________, ____.


                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT F
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                            LIST OF EXCLUDED PATENTS



                                SEE ATTACHED LIST

                                    EXHIBIT G
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                         [TYPE ON SCOTIABANK LETTERHEAD]

Irrevocable Standby Letter of Credit         Date of Issue: _______________
No. ____________                             -------------

Beneficiary:                                 Applicants:
-----------                                  ----------
Australia and New Zealand Banking            Penford Corporation
Group Limited ACN 005 357 522                Penford Products Co.
20 Martin Place, 13th Floor                  Suite 2390
Sydney, NSW, Australia 2000                  777 -- 108th Avenue NE
Attn:  Michelle Burke                        Bellevue, WA 98004-5193

Expiry Date:  ______________                 Amount Available: USD 10,000,000.00
-----------                                  ----------------
                                             Ten Million and 00/100's US Dollars

Dear Sir(s) or Madam(s)

We hereby issue in your favor our Irrevocable Standby Letter of Credit which is available by your draft drawn at sight on us and presented at our office at 888 SW Fifth Avenue, Suite 750 Portland, OR 97204-2021 Attn: Patrik G. Norris, not later than the Expiry Date set forth above, unless this Letter of Credit is terminated earlier in accordance with the provisions hereof or unless extended in accordance with the terms hereof.

A draft drawn under this Letter of Credit must be marked "drawn under The Bank of Nova Scotia Irrevocable Standby Letter of Credit No. ________ dated _____________" and must be presented together the original of this Letter of Credit and all amendments hereto together with either a Drawing Certificate purportedly signed by your authorized officer and typed on your letterhead in the form of Exhibit A attached hereto or the statement referenced below.

It is a condition of this Letter of Credit that it is deemed to be automatically extended without amendment for a period of 364 days from the current expiry date hereof, or any future expiry date, unless at least sixty days before any expiry date we notify you at the above listed address that we elect not to consider this Letter of Credit renewed for any such additional period. In no event shall this Letter of Credit have an expiry date later than October 31, 2005. Any claims received after such date will not be entertained by us.

If we send such a nonrenewal notice, you may draw at any time prior to the then current expiry date, but not sooner than fifteen days before the then current expiry date, up to the full amount then available hereunder, with presentation of your draft drawn on us at sight and the original of this Letter of Credit and all amendments thereto, accompanied by your statement, purportedly signed by your authorized officer, on your letterhead stating:

        "Australia and New Zealand Banking Group Limited ACN 005 357 522 has received The Bank of Nova Scotia's notice of nonrenewal under Letter of Credit No.______ and has not, as of the date of our draft hereunder, received an extension of said Letter of Credit or a replacement Letter of Credit in a form acceptable to us."

We hereby engage with you that a draft drawn and presented in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us. Multiple draws are not permitted.

Except so far as is otherwise expressly stated herein, this credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce, Paris, Publication No. 500 and engages us in accordance with the terms thereof.

                                          The Bank of Nova Scotia


                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                          EXHIBIT A TO LETTER OF CREDIT

                               DRAWING CERTIFICATE

This drawing certificate is delivered pursuant to that certain Irrevocable Standby Irrevocable Letter of Credit No. _______ dated ________________ issued by The Bank of Nova Scotia for the account of Penford Corporation and Penford Products Co. ("Letter of Credit").

        Australia and New Zealand Banking Group Limited ACN 005 357 522 ("ANZ") hereby certifies to The Bank of Nova Scotia, as the issuer of the Letter of Credit, that either:

        (1) an "Event of Default" (as defined in one of the Australian Facilities) other than a payment default exists and this Drawing Certificate is being given with the consent of the "Required Lenders" (as defined in the Intercreditor Agreement); or

        (2) a payment default exists under one of the Australian Facilities.

Executed as of __________________.


                                      Australia and New Zealand Banking
                                      Group Limited ACN 005 357 522


                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------